INDENTURE OF TRUST
(2013 SERIES A)
BETWEEN
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF APACHE
AND
U.S. BANK TRUST NATIONAL ASSOCIATION

DATED AS OF NOVEMBER 1, 2013

Authorizing
The Industrial Development Authority of the County of Apache
Industrial Development Revenue Bonds,
2013 Series A
(Tucson Electric Power Company Springerville Project)

TABLE OF CONTENTS*

		Page
	ARTICLE I
	DEFINITIONS
	2
SECTION 1.01.	Definitions	2
	ARTICLE II
	THE BONDS
	21
SECTION 2.01.	Creation of Bonds	21
SECTION 2.02.	Denominations and Maturity; Interest Rates	21
SECTION 2.03.	Form of Bonds	34
SECTION 2.04.	Execution of Bonds	35
SECTION 2.05.	Authentication of Bonds	36
SECTION 2.06.	Bonds Not General Obligations	36
SECTION 2.07.	Prerequisites to Authentication of Bonds	36
SECTION 2.08.	Lost or Destroyed Bonds or Bonds Canceled in Error	37
SECTION 2.09.	Transfer, Registration and Exchange of Bonds	37
SECTION 2.10.	Other Obligations	39
SECTION 2.11.	Temporary Bonds	39
SECTION 2.12.	Cancellation of Bonds	39
SECTION 2.13.	Payment of Principal and Interest	40
SECTION 2.14.	Applicability of Book-Entry Provisions	40
SECTION 2.15.	Disposition of Proceeds	40
SECTION 2.16.	CUSIP Numbers	40
	ARTICLE III
	REDEMPTION OF BONDS
	40
SECTION 3.01.	Redemption Provisions	41
SECTION 3.02.	Selection of Bonds to be Redeemed	43
SECTION 3.03.	Procedure for Redemption	43
SECTION 3.04.	Payment of Redemption Price	44
SECTION 3.05.	No Partial Redemption After Default	45
SECTION 3.06.	Purchase in Lieu of Redemption	45
	ARTICLE IV
	THE BOND FUND
	45
SECTION 4.01.	Creation of Bond Fund	45
SECTION 4.02.	Liens	47
SECTION 4.03.	Custody of Bond Fund; Withdrawal of Moneys	47
SECTION 4.04.	Bonds Not Presented for Payment	47
SECTION 4.05.	Moneys Held in Trust	47
	ARTICLE V
	PURCHASE AND REMARKETING OF BONDS

*    This table of contents is not a part of the Indenture, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.
i

	48
SECTION 5.01.	Purchase of Bonds	48
SECTION 5.02.	Remarketing of Bonds	51
SECTION 5.03.	Purchase Fund; Purchase of Bonds Delivered to Trustee	51
SECTION 5.04.	Delivery of Remarketed or Purchased Bonds	53
SECTION 5.05.	Bonds Pledged to the Credit Facility Issuer	53
SECTION 5.06.	Drawings on Credit Facility	54
SECTION 5.07.	Delivery of Proceeds of Sale	55
SECTION 5.08.	Limitations on Purchase	55
SECTION 5.09.	Duties of the Trustee with Respect to Tenders	55
	ARTICLE VI
	INVESTMENTS
	56
SECTION 6.01.	Investments	56
	ARTICLE VII
	CREDIT FACILITIES
	57
SECTION 7.01.	Letter of Credit	57
SECTION 7.02.	Termination	57
SECTION 7.03.	Alternate Credit Facilities	58
SECTION 7.04.	Mandatory Purchase of Bonds	59
SECTION 7.05.	Notices	59
SECTION 7.06.	Other Credit Enhancement; No Credit Facility	61
	ARTICLE VIII
	GENERAL COVENANTS
	61
SECTION 8.01.	No General Obligations	61
SECTION 8.02.	Performance of Covenants of the Authority; Representations	61
SECTION 8.03.	Maintenance of Rights and Powers; Compliance with Laws	62
SECTION 8.04.	Enforcement of Obligations of the Company; Amendments	62
SECTION 8.05.	Further Instruments	62
SECTION 8.06.	No Disposition of Trust Estate	62
SECTION 8.07.	Financing Statements	62
SECTION 8.08.	Tax Covenants; Rebate Fund	62
SECTION 8.09.	Notices from Trustee	63
	ARTICLE IX
	DEFEASANCE
	64
SECTION 9.01.	Defeasance	64
	ARTICLE X
	DEFAULTS AND REMEDIES
	66
SECTION 10.01.	Events of Default	66
SECTION 10.02.	Remedies	67
SECTION 10.03.	Restoration to Former Position	68
SECTION 10.04.	Owners’ Right to Direct Proceedings	68

INDENTURE OF TRUST
THIS INDENTURE OF TRUST (2013 Series A), dated as of November 1, 2013 (this “Indenture”), between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF APACHE, an Arizona nonprofit corporation designated by law as a political subdivision of the State of Arizona (hereinafter called the “Authority”), and U.S. Bank Trust National Association, a national banking association, as trustee (hereinafter called the “Trustee”),
W I T N E S S E T H:
WHEREAS, the Authority is authorized and empowered under Title 35, Chapter 5, Arizona Revised Statutes, as amended (the “Act”), to issue its bonds in accordance with the Act and to make secured or unsecured loans for the purpose of financing or refinancing the acquisition, construction, improvement or equipping of projects consisting of land, any building or other improvement, and all real and personal properties, including machinery and equipment, whether or not now in existence or under construction, whether located within or without the State of Arizona or Apache County, which shall be suitable for, among other things, facilities for the furnishing of electric energy and to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on any bonds, or designated issues of bonds, issued by the Authority and any agreements made in connection therewith, whenever the Board of Directors of the Authority finds such loans to further advance the interest of the Authority or the public and in the public interest; and
WHEREAS, the Authority has heretofore issued and sold on behalf of Tucson Electric Power Company, an Arizona corporation (the “Company”), $100,000,000 aggregate principal amount of The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 1983 Series A (Tucson Electric Power Company Springerville Project) (the “1983 Bonds”), all of which are currently outstanding; and
WHEREAS, the proceeds of the 1983 Bonds were loaned to the Company to finance a portion of the costs of certain facilities for the furnishing of electric energy (hereinafter collectively referred to as the “Facilities”), as more fully described in Exhibit A to the Loan Agreement, dated as of November 1, 2013 (the “Loan Agreement”), between the Authority and the Company; and
WHEREAS, the Authority proposes to issue and sell $100,000,000 aggregate principal amount of The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Springerville Project) (the “Bonds”) for the purpose of refinancing the portion of the costs of the above-described Facilities previously financed with the proceeds of the 1983 Bonds; and
WHEREAS, the proceeds of the Bonds will be applied as set forth in Section 4.03 of the Loan Agreement to redeem the 1983 Bonds.
NOW, THEREFORE, for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of the Bonds by the Owners (as hereinafter defined) thereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal of and premium, if any, and interest on the Bonds at any time Outstanding (as hereinafter defined) under this Indenture according to their tenor and effect and the performance and observance by the Authority of all the covenants and conditions expressed or implied herein and contained in the Bonds, the Authority does hereby grant, bargain, sell, convey, mortgage, pledge and assign, and grant a security interest in, the Trust Estate (as hereinafter defined) to the Trustee, its successors in trust and their assigns forever;
TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;
IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, first, for the equal and proportionate benefit and security of all Owners (as hereinafter defined) of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to the lien of any Bonds over any other Bonds;
PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article IX hereof, the principal of and premium, if any, and interest on the Bonds shall have been paid to the Owners thereof, or shall have been paid to the Company pursuant to Section 4.04 hereof, then and in that case these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Authority and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture is to be and remain in full force and effect.
THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.     Definitions. The terms defined in this Article I shall, for all purposes of this Indenture, have the meanings herein specified, unless the context clearly requires otherwise:
Act:

“Act” shall mean Title 35, Chapter 5, Arizona Revised Statutes, and all acts supplemental thereto or amendatory thereof.
Administration Expenses:
“Administration Expenses” shall mean the reasonable expenses incurred by the Authority with respect to the Loan Agreement, this Indenture and any transaction or event contemplated by the Loan Agreement or this Indenture, including the compensation and reimbursement of expenses and advances payable to the Trustee.
Administrative Agent;
“Administrative Agent” shall mean, such financial institution as may be appointed as administrative agent pursuant to any Lender Mode Covenants Agreement then in effect. For any Lender Interest Rate Period during which more than one Lender is an Owner, an Administrative Agent must be appointed pursuant to the Lender Mode Covenants Agreement.
Affiliate:
“Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For this purpose “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other ownership interest.
Alternate Credit Facility:
“Alternate Credit Facility” shall mean any Credit Facility delivered to the Trustee as a replacement for or in substitution of an existing Credit Facility pursuant to Section 7.03.
Applicable Margin:
“Applicable Margin” shall mean, for any day, the applicable rate per annum set forth below under the caption “Applicable Margin” based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Margin
Level I	1.00%
Level II	1.125%
Level III	1.25%
Level IV	1.50%
Level V	1.75%
Level VI	2.00%

For purposes of the foregoing, any change in the Applicable Margin will occur automatically without prior notice upon any change in the Applicable Rating Level. Each change in the Applicable Margin as provided herein shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If interest is determined with reference to the Base Rate at any time in accordance with Section 2.02(c)(vii) hereof, the Applicable Margin in each case shall be 100 basis points lower than the applicable amount set forth above.
Applicable Rating Level:
“Applicable Rating Level” shall mean, for any day, the level set forth below that corresponds to the ratings by S&P and Moody’s applicable on such date to the senior unsecured long-term debt, without third-party enhancement, of the Company applicable on such date):

	S&P	Moody’s
Level I	A- and higher	A3 and higher
Level II	BBB+	Baa1
Level III	BBB	Baa2
Level IV	BBB-	Baa3
Level V	BB+	Ba1
Level VI	BB and lower	Ba2 and lower

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a rating for the senior unsecured long-term debt, without third-party enhancement, of the Company (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of Level VI; (b) if the ratings for the senior unsecured long-term debt, without third-party enhancement, of the Company established or deemed to have been established by Moody’s and S&P shall fall within different Applicable Rating Levels, the Applicable Rating Level shall be based on the higher of the two ratings unless one of the ratings is two or more Applicable Rating Levels lower than the other, in which case the Applicable Rating Level shall be determined by reference to the Applicable Rating Level next below that of the higher of the two ratings; and (c) if the ratings for the senior unsecured long-term debt, without third-party enhancement, of the Company established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the close of business on the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change as provided herein and ending on the date immediately preceding the effective date of the next such change to the Applicable Rating Level. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or corporations, as applicable, the Company and the Lender shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Authority:
“Authority” shall mean The Industrial Development Authority of the County of Apache, an Arizona nonprofit corporation designated by law as a political subdivision of the State of Arizona incorporated for and with the approval of Apache County, Arizona, pursuant to the provisions of the Constitution of the State of Arizona and the Act, its successors and their assigns.
Authority Administration Fee:
“Authority Administration Fee” means the amount of $5,000 to be paid to the Authority on the date the Bonds are issued and thereafter, the amount of $5,000 to be paid to the Authority on each May 1 and November 1, commencing May 1, 2014, the Authority Administration Fee to be paid by the Company pursuant to the Loan Agreement and collected by the Trustee and paid over to the Authority.
Authorized Company Representative:
“Authorized Company Representative” shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President or its Treasurer, together with its Secretary or any Assistant Secretary.
Authorized Credit Facility Representative:
“Authorized Credit Facility Representative” shall mean each person at the time designated to act on behalf of the Credit Facility Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Credit Facility Issuer by an authorized representative of the Credit Facility Issuer.
Authorized Officer of the Authority:
“Authorized Officer of the Authority” shall mean each (i) each member of the Board of Directors of the Authority and (ii) any other person at the time designated to act on behalf of the Authority by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Authority by an Authorized Officer of the Authority.
Bankruptcy Counsel:
“Bankruptcy Counsel” shall mean nationally recognized counsel experienced in bankruptcy matters as selected by the Company.
Base Rate:

“Base Rate” shall mean the higher of (i) the per annum rate which the Lender (or its commercial banking affiliate) publicly announces from time to time to be its prime lending rate, as in effect from time to time and (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50% per annum. Any change in such rates shall be effective as of the date of such change in such rates.
Bond Counsel:
“Bond Counsel” shall mean any firm or firms of nationally recognized bond counsel experienced in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on bonds issued by states and political subdivisions, selected by the Company and acceptable to the Authority.
Bond Fund:
“Bond Fund” shall mean the fund created by Section 4.01 hereof.
Bond Register:
“Bond Register” shall mean the register described in Section 2.03 hereof.
Bonds:
“Bond” or “Bonds” shall mean the bonds authorized to be issued under this Indenture.
Book-Entry Form; Book-Entry System:
“Book-Entry Form” or “Book-Entry System” means a form or system, as applicable, under which physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Owner, with the physical Bond certificates held by and “immobilized” in the custody of the Depository, and the book-entry system maintained by and the responsibility of others than the Authority or the Trustee is the record that identifies and records the transfer of the interests of the owners of book-entry interests in those Bonds.
Business Day:
“Business Day” shall mean any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city or cities in which the Principal Offices of (a) the Trustee, (b) during a Lender Rate Period, the Administrative Agent, or (c) the Credit Facility Issuer (or, in the case of a foreign bank, the licensed branch thereof which has issued, or will honor draws upon, any such Credit Facility), are located are authorized or required by law or executive order to close or (ii) a day on which the New York Stock Exchange or, if a Remarketing Agent shall have been appointed, the principal office of the Remarketing Agent is closed.
Change of Law:

“Change of Law” shall mean the adoption or taking effect after the Date of the Bonds of any law, rule or regulation that causes the interest payable on the Bonds: (i) to be included for federal income tax purposes in the gross income of the owners thereof in whole or in part, other than any owner of a Bond who is a “substantial user” of the Facilities or other facilities deemed financed or refinanced by the Bonds for federal income tax purposes or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code or Section 147(a) of the 1986 Code; or (ii) to become subject to alternative minimum tax.
Commercial Paper Rate:
“Commercial Paper Rate” shall mean the Interest Rate Mode for the Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(c)(i).
Commercial Paper Rate Period:
“Commercial Paper Rate Period” shall mean with respect to any Bond bearing interest at a Commercial Paper Rate, each period determined for such Bond in accordance with Section 2.02(c)(i).
Company:
“Company” shall mean Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona, its successors and their assigns, including, without limitation, any successor obligor under Section 6.01 or 7.01 of the Loan Agreement to the extent of the obligations assumed thereunder.
Company Account:
“Company Account” shall mean the account of that name established in the Bond Fund pursuant to Section 4.01.
Company Fund:
“Company Fund” shall mean the fund created by Section 5.07 hereof.
Conversion:
“Conversion” shall mean, with respect to a Bond, any conversion from time to time in accordance with the terms of this Indenture of that Bond, in whole, from one Interest Rate Mode to another Interest Rate Mode, including any conversion from a Lender Rate Period to a new Lender Rate Period, from a Ten Year Call Term Rate Period to a new Ten Year Call Term Rate Period, from a Five Year Call Term Rate Period to a new Five Year Call Term Rate Period and from a No Call Term Rate Period to a new No Call Term Rate Period.
Conversion Date:
“Conversion Date” shall mean the date on which any Conversion becomes effective.

Credit Facility:
“Credit Facility” means any direct-pay letter of credit or any bond insurance policy, guaranty, surety bond, line of credit, revolving credit agreement, standby bond purchase agreement or other agreement or security device, and providing for (i) payment of the principal, interest and redemption premium on the Bonds or a portion thereof, (ii) payment of the purchase price of the Bonds or (iii) both (i) and (ii), including, without limitation, any Letter of Credit delivered pursuant to Section 7.01, or any Alternate Credit Facility delivered to the Trustee pursuant to Section 7.03.
Credit Facility Account:
“Credit Facility Account” shall mean the account of that name established in the Bond Fund pursuant to Section 4.01.
Credit Facility Issuer:
“Credit Facility Issuer” shall mean the institution issuing any Credit Facility, including, without limitation, an issuer of a Letter of Credit, or the institution issuing any Alternate Credit Facility. “Principal Office” of any Credit Facility Issuer shall mean the principal office thereof designated in the corresponding Credit Facility and which shall mean, in the case of a foreign bank, the licensed branch or agency thereof in the United States which has issued the Credit Facility. References to the Credit Facility Issuer in this Indenture shall be given no effect unless there is a Credit Facility delivered to and held by the Trustee pursuant to Article VII.
Credit Facility Proceeds Account:
“Credit Facility Proceeds Account” shall mean the account of that name established in the Purchase Fund pursuant to Section 5.03.
Daily Rate:
“Daily Rate” shall mean the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined on each Business Day in accordance with Section 2.02(c)(ii).
Daily Rate Period:
“Daily Rate Period” shall mean the period beginning on, and including, the Conversion Date of the Bonds to the Daily Rate and ending on, and including, the day preceding the next Business Day and each period thereafter beginning on, and including, a Business Day and ending on, and including, the day preceding the next Business Day until the day preceding the earlier of the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.
Date of the Bonds:
“Date of the Bonds” shall mean November 14, 2013.

Depository:
“Depository” shall mean The Depository Trust Company or any successor thereto as a securities repository for the Bonds.
Determination of Taxability:
“Determination of Taxability” shall mean a final determination by a court of competent jurisdiction or an administrative agency, to the effect that the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a “substantial user” of the Facilities or other facilities deemed financed or refinanced by the Bonds for federal income tax purposes or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code or Section 147(a) of the 1986 Code. No determination by any court or administrative agency shall be considered final for the purposes of this definition unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review.
DTC:
“DTC” shall mean The Depository Trust Company.
Electronic Notice:
“Electronic Notice” shall mean notice transmitted by facsimile transmission or any other electronic method acceptable to both the sending and receiving party including, without limitation, email in PDF format.
Eligible Account:
“Eligible Account” shall mean an account that is either (a) maintained with a federal or state-chartered depository institution or trust company that has an S&P short-term debt rating of at least ‘A-2’ (or, if no short-term debt rating, a long-term debt rating of ‘BBB+’); or (b) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit, which, in either case, has corporate trust powers and is acting in its fiduciary capacity.
Event of Bankruptcy
“Event of Bankruptcy” shall mean a petition by or against the Company or by the Authority under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than bankruptcy proceedings instituted by the Company or the Authority against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.
Event of Default

“Event of Default” shall have the meaning set forth in Section 10.01.
Facilities:
“Facilities” shall mean of certain facilities for the furnishing of electric energy, as more fully described in Exhibit A to the Loan Agreement.
Federal Funds Rate:
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.
Five Year Call Term Rate:
“Five Year Call Term Rate” shall mean the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(c)(v) and the Bonds are subject to redemption as described in Section 3.01(a)(iv).
Five Year Call Term Rate Period:
“Five Year Call Term Rate Period” shall mean any period established by the Company pursuant to Section 2.02(e)(i) and beginning on, and including, the Conversion Date of Bonds to the Five Year Call Term Rate and ending on, and including, the day preceding the earliest of the change to a new Five Year Call Term Rate Period, the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.
Government Obligations:
“Government Obligations” shall mean:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof; and
(b)    certificates, depository receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depository receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.
Indenture:
“Indenture” shall mean this Indenture of Trust, dated as of November 1, 2013, between the Authority and the Trustee, and any and all modifications, alterations, amendments and supplements thereto.
Initial Lender Rate Conversion Date:
“Initial Lender Rate Conversion Date” shall mean the first date to occur on which the Bonds shall no longer bear interest at a Lender Rate established pursuant to Section 2.02(c)(vii)(A)(1) hereof.
Initial Lender Rate Period:
“Initial Lender Rate Period” shall mean the period from the Date of the Bonds to and including the earlier of November 14, 2018 or, if there should be a Conversion prior to November 14, 2018, the date immediately preceding the first Conversion Date, during which period all of the Bonds shall bear interest at Lender Rates established pursuant to Section 2.02(c)(vii)(A)(1) hereof for Lender Rate Interest Periods of one month in duration.
Initial Purchaser:
“Initial Purchaser” shall mean STI Institutional & Government, Inc., a Delaware corporation.
Interest Payment Date:
“Interest Payment Date” shall mean (a) (i) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, the fifteenth (15th) calendar day of each month, or, if any such day shall not be a Business Day, the next Business Day, (ii) if the Interest Rate Mode is the Commercial Paper Rate, the day following the last day of each Commercial Paper Rate Period for such Bond, (iii) if the Interest Rate Mode is the Ten Year Call Term Rate, the Five Year Call Term Rate, or the No Call Term Rate, any day in the sixth calendar month following the Conversion to that Ten Year Call Term Rate, Five Year Call Term Rate or No Call Term Rate and in each sixth calendar month thereafter, as designated by the Company at the time of such Conversion, and in all cases, on the day after the last day of the Ten Year Call Term Rate Period, Five Year Call Term Rate Period or the No Call Term Rate Period (whether or not a Business Day), and (iv) if the Interest Rate Mode is the Lender Rate, the first Business Day of each month, commencing the first Business Day of December 2013 (i.e., December 2, 2013) and (b) the Conversion Date, including the Conversion Date which occurs on the effective date of a change to a new Ten Year

Call Term Rate Period, Five Year Call Term Rate Period or No Call Term Rate Period for such Bond. In any case, the final Interest Payment Date shall be the maturity date.
Interest Period:
“Interest Period” shall mean for any Bond the period from, and including, each Interest Payment Date for such Bond to, and including, the day next preceding the next Interest Payment Date for such Bond, provided, however, that the first Interest Period for any Bond shall begin on (and include) the Date of the Bonds and the final Interest Period shall end the day next preceding the maturity date of the Bonds and provided, further, that, each Lender Rate Interest Period shall be the period established in accordance with the definition thereof.
Interest Rate Mode:
“Interest Rate Mode” shall mean the Commercial Paper Rate, the Daily Rate, the Weekly Rate, the Lender Rate, the Five Year Call Term Rate, the Ten Year Call Term Rate and the No Call Term Rate.
Investment Securities:
“Investment Securities” shall mean any of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign banks having a combined capital and surplus of not less than $100,000,000; (c) bankers’ acceptances drawn on and accepted by commercial banks having a combined capital and surplus of not less than $100,000,000; (d) (i) direct obligations of, (ii) obligations the principal of and interest on which are unconditionally guaranteed by, and (iii) any other obligations the interest on which is exempt from federal income taxation issued by, any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which, in any case, are rated by a nationally recognized rating agency in any of its three highest rating categories; (e) obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated by a nationally recognized rating agency in any of its three highest rating categories; (g) corporate debt securities issued by corporations having debt securities rated by a nationally recognized rating agency in any of its three highest rating categories; (h) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $100,000,000 with respect to any of the foregoing obligations or securities; (i) shares or interests in registered investment companies whose assets consist of obligations or securities which are described in any other clause of this sentence; and (j) any other obligations which may lawfully be purchased by the Trustee. The commercial banks and banking institutions referred to above may include the entity acting as Trustee hereunder if such entity shall otherwise satisfy the requirements set forth above.
Lender:

“Lender” shall mean the Owner of any of the Bonds during a Lender Rate Interest Period, which shall be, upon the initial authentication and delivery of the Bonds, the Initial Purchaser. To the extent that the Bonds are owned by more than one Owner, then an Administrative Agent is required to be appointed pursuant to the Lender Mode Covenants Agreement then in effect and the Administrative Agent shall be deemed to be the Lender and the Owner for purposes of all actions including, without limitation, the determination of the interest rate on the Bonds, voting and waiving of any rights of the Owners, to be taken by the Lender or the Owners of the Bonds while such Lender Mode Covenants Agreement is in effect.
Lender Mode Covenants Agreement:
“Lender Mode Covenants Agreement” shall mean (i) during the Initial Lender Rate Interest Period, the Lender Rate Mode Covenants Agreement, dated as of November 1, 2013, between the Company, and the Initial Purchaser, as the same may be amended, restated, supplemented, extended or otherwise modified from time to time; and (ii) during any subsequent Lender Rate Interest Period, the credit agreement, covenants agreement or similar agreement between or among the Company, and the applicable Lenders or Administrative Agent, relating to the Bonds during such Lender Rate Interest Period.
Lender Rate:
“Lender Rate” shall mean the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(vii) hereof.
Lender Rate Interest Period:
“Lender Rate Interest Period” shall mean (a) during the Initial Lender Rate Period, each calendar month; provided that the first Lender Rate Interest Period shall begin on the Date of the Bonds and shall end on November 30, 2013, and (b) during any Lender Rate Interest Period after the Initial Lender Rate Period, a period of time established by the Lender and approved by the Company as described in Section 2.02(c)(vii)(A)(2).
Lender Rate Period:
“Lender Rate Period” shall mean the Initial Lender Rate Period and each subsequent period during which the Bonds bear interest at the Lender Rate as established pursuant to Section 2.02(c)(vii) hereof and ending on, and including, the day preceding the next Business Day until the day preceding the earlier of the Conversion of such Bonds to a different Lender Rate Period or Interest Rate Mode or the maturity of the Bonds.
Letter of Credit:
“Letter of Credit” shall mean an irrevocable direct-pay letter of credit issued and delivered to the Trustee in accordance with Section 7.01.
LIBOR:

“LIBOR” shall mean that rate per annum which is equal to the quotient of: (i) the rate per annum equal to the offered rate for deposits in U.S. Dollars for a one month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Lender, that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two Business Days prior to (a) the first day of the Initial Lender Rate Period and (b) thereafter, the first day of each month while the Bonds bear interest at the Lender Rate (the “Rate Determination Date”); provided, that if no such offered rate appears on such page, the rate used for such month will be the per annum rate of interest determined by the Lender to be the rate at which U.S. dollar deposits for the month, are offered to the Lender (or its commercial banking affiliate) in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day which is two Business Days prior to the Rate Determination Date, divided by (ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Lender (or its commercial banking affiliate) is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.
Loan Agreement:
“Loan Agreement” shall mean the Loan Agreement, dated as of November 1, 2013, between the Authority and the Company relating to the Bonds, and any and all modifications, alterations, amendments and supplements thereto.
Loan Payments:
“Loan Payments” shall mean the payments required to be made by the Company pursuant to Section 5.01 of the Loan Agreement.
Margin Rate Factor:
“Margin Rate Factor” means the product of (a) one minus the Maximum Federal Corporate Tax Rate multiplied by (b) 1.53846. The Margin Rate Factor shall be 1.0 so long as the Maximum Federal Corporate Tax Rate shall be 35% and thereafter shall increase or decrease from time to time effective as of the effective date of any decrease or increase (respectively and as applicable) in the Maximum Federal Corporate Tax Rate.
Maximum Federal Corporate Tax Rate:
“Maximum Federal Corporate Tax Rate” means the maximum rate of income taxation imposed on corporations pursuant to Section 11(b) of the 1986 Code, as in effect from time to time (or, if as a result of a change in the 1986 Code the rate of income taxation imposed on corporations shall not be applicable to the Owners, the maximum statutory rate of federal income taxation which could apply to the Owners).

Moody’s:
“Moody’s” shall mean Moody’s Investors Service, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated in writing by the Company.
1954 Code:
“1954 Code” shall mean the Internal Revenue Code of 1954, as amended.
1986 Act:
“1986 Act” shall mean the Tax Reform Act of 1986, as amended from time to time.
1986 Code:
“1986 Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  Each reference to a section of the 1986 Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the Bonds or the use of proceeds thereof, unless the context clearly requires otherwise.  References to any particular 1986 Code section shall, in the event of a successor to the 1986 Code, be deemed to be a reference to the successor to such 1986 Code section.
1983 Bonds:
“1983 Bonds” shall mean the $100,000,000 aggregate principal amount of The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 1983 Series A (Tucson Electric Power Company Springerville Project).
No Call Term Rate:
“No Call Term Rate” shall mean the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(c)(vi) and the Bonds are subject to redemption as described in Section 3.01(a)(v).
No Call Term Rate Period:
“No Call Term Rate Period” shall mean any period established by the Company pursuant to Section 2.02(f)(i) and beginning on, and including, the Conversion Date of Bonds to the No Call Term Rate and ending on, and including, the day preceding the earliest of the change to a new No Call Term Rate Period, the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.
Notice by Mail or Electronic Means:

“Notice by Mail” or “notice” of any action or condition “by Mail or Electronic Means” shall mean a written notice meeting the requirements of this Indenture mailed by first class mail to the Owners of specified registered Bonds at the addresses shown in the registration books maintained pursuant to Section 2.09 hereof or notice delivered by electronic means including, without limitation, email in PDF format.
Outstanding:
“Outstanding,” when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under this Indenture except:
(a)    those canceled by the Trustee at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;
(b)    on or after any Purchase Date for Bonds pursuant to Article V hereof, all Bonds (or portions of Bonds) which have been purchased on such date, but which have not been delivered to the Trustee, provided that funds sufficient for such purchase are on deposit with the Trustee in accordance with the provisions hereof;
(c)    those deemed to be paid in accordance with Article IX hereof; and
(d)    those in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture, or those otherwise paid without surrender pursuant to Section 2.08 hereof, unless proof satisfactory to the Trustee and the Company is presented that such Bonds are held by a bona fide holder in due course.
Owner:
“Owner” shall mean the person in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.09 hereof. Each of the Company and the Credit Facility Issuer may be an Owner.
Person:
“Person” shall mean (i) any corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust, or unincorporated organization, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia, or (ii) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.
Plant:
“Plant” shall means Units 1 and 2 of the Springerville Generating Station, an electric power generating plant near Springerville, Arizona, in Apache County, Arizona, and any additions or improvements thereto or replacements thereof.

Plant Agreements:
“Plant Agreements” shall mean all contracts relating to the ownership, construction and operation of the Plant, including the Facilities, as from time to time amended or supplemented.
Pledged Bonds:
“Pledged Bonds” shall mean Bonds purchased pursuant to Sections 5.01(a) and 5.01(b) from moneys received by the Trustee from a demand for payment under the Credit Facility, if any, then in effect until subsequently remarketed pursuant to Section 5.02.
Prevailing Market Conditions:
“Prevailing Market Conditions” shall mean, without limitation, the following factors: existing short-term market rates for securities, the interest on which is excluded from gross income for federal income tax purposes; indexes of such short-term rates; the existing market supply and demand and the existing yield curves for short-term and long-term securities for obligations of credit quality comparable to the Bonds, the interest on which is excluded from gross income for federal income tax purposes; general economic conditions, economic conditions in the electric utilities industry and financial conditions that may affect or be relevant to the Bonds; and such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant to the remarketing of the Bonds at the principal amount thereof.
Purchase Date:
“Purchase Date” shall mean (i) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, any Business Day as set forth in Section 5.01(a)(i) and Section 5.01(a)(ii), respectively, and (ii) each day that such Bond is subject to mandatory purchase pursuant to Section 5.01(b); provided, however, that the date of the stated maturity of the Bonds shall not be a Purchase Date.
Purchase Fund:
“Purchase Fund” shall mean the fund so designated which is established pursuant to Section 5.03.
Purchase Payments:
“Purchase Payments” shall mean the amounts required to be paid by the Company pursuant to Section 5.02 of the Loan Agreement.
Rate Period:
“Rate Period” shall mean any period during which a single interest rate is in effect for a Bond.
Rating Agency:

“Rating Agency” shall mean Moody’s, S&P and any other nationally recognized securities rating agency which has assigned a rating on the Bonds or, for purposes of Section 14.02(i) hereof, which was requested to assign a rating to the Bonds by the Company.
Ratings Confirmations:
“Ratings Confirmations” shall mean a certificate or letter from Moody’s, if the Bonds are then rated by Moody’s, and from S&P, if the Bonds are then rated by S&P, to the effect that the cancellation, expiration or termination of an existing Credit Facility or the cancellation, expiration or termination of an existing Credit Facility and the substitution of an Alternative Credit Facility in lieu thereof, as the case may be, will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds.
Rebate Fund:
“Rebate Fund” shall mean the fund created by Section 8.08 hereof.
Receipts and Revenues of the Authority from the Loan Agreement:
“Receipts and Revenues of the Authority from the Loan Agreement” shall mean all moneys paid or payable to the Trustee for the account of the Authority by the Company in respect of the Loan Payments and payments pursuant to Section 9.01 of the Loan Agreement, including all moneys drawn by the Trustee under a Credit Facility, including a Letter of Credit, and all receipts of the Trustee which, under the provisions of this Indenture, reduce the amount of such payments.
Record Date:
“Record Date” shall mean (a) with respect to any Interest Period during which the Interest Rate Mode is the Commercial Paper Rate, the Daily Rate, the Weekly Rate or the Lender Rate, the close of business on the last Business Day of such Interest Period, and (b) with respect to any Interest Period during which the Interest Rate Mode is a Term Rate Period, the Business Day before payment unless, upon a Conversion, the Company designates some other Record Date to conform to industry conventions at the time of Conversion.
Reimbursement Agreement:
“Reimbursement Agreement” shall mean any agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility.
Remarketing Agent:
“Remarketing Agent” shall mean any Remarketing Agent appointed in accordance with Section 12.01. “Principal Office” of the Remarketing Agent shall mean the office or offices designated in writing to the Trustee, the Credit Facility Issuer and the Company, which designation may be provided in the Remarketing Agreement entered into with such Remarketing

Agent. References to the Remarketing Agent in this Indenture shall be given no effect unless a Remarketing Agent shall have been appointed in accordance with Section 12.01.
Remarketing Agreement:
“Remarketing Agreement” shall mean any remarketing agreement between the Company and a Remarketing Agent.
Remarketing Proceeds Account:
“Remarketing Proceeds Account” shall mean the account of that name established in the Purchase Fund pursuant to Section 5.03.
San Carlos:
“San Carlos” shall mean San Carlos Resources Inc., an Arizona corporation, which is a wholly-owned subsidiary of the Company.
SIFMA Swap Index:
“SIFMA Swap Index” shall mean, on any date, a rate determined on the basis of the seven-day high grade market index of tax-exempt variable rate demand obligations, as produced by Municipal Market Data, Inc., and published or made available by the Securities Industry & Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) or any person acting in cooperation with or under the sponsorship of SIFMA and effective from such date; provided, however, that, if such index is no longer provided by Municipal Market Data, Inc. or its successor, the “Municipal Index” shall mean such other reasonably comparable index selected by the Remarketing Agent.
S&P:
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies and its successors and assigns, and, if such division shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated in writing by the Company.
Supplemental Indenture:
“Supplemental Indenture” shall mean any indenture of the Authority modifying, altering, amending, supplementing or confirming this Indenture for any purpose, in accordance with the terms hereof.
Supplemental Loan Agreement:

“Supplemental Loan Agreement” shall mean any agreement between the Authority and the Company modifying, altering, amending or supplementing the Loan Agreement, in accordance with the terms thereof and hereof.
Tax Agreement:
“Tax Agreement” shall mean that tax certificate and agreement, dated the date of the initial authentication and delivery of the Bonds, between the Authority and the Company, relating to the requirements of the 1986 Code, the 1954 Code and the 1986 Act, and any and all modifications, alterations, amendments and supplements thereto.
Taxable Base Rate:
“Taxable Base Rate” shall have the meaning given to such term in Section 2.02(c)(vii)(A)(1) hereof.
Taxable LIBOR Rate:
“Taxable LIBOR Rate” shall have the meaning given to such term in Section 2.02(c)(vii)(A)(1) hereof.
Ten Year Call Term Rate:
“Ten Year Call Term Rate” shall mean the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(c)(iv) and the Bonds are subject to redemption as described in Section 3.01(a)(iii).
Term Rate Period:
“Term Rate Period” shall mean, as applicable, a Ten Year Term Rate Period, a Five Year Term Rate Period or a No Call Term Rate Period.
Ten Year Call Term Rate Period:
“Ten Year Call Term Rate Period” shall mean any period established by the Company pursuant to Section 2.02(d)(i) and beginning on, and including, the Conversion Date of Bonds to the applicable Ten Year Call Term Rate and ending on, and including, the day preceding earliest of the change to a new Ten Year Call Term Rate Period, the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.
Trust Estate:
“Trust Estate” shall mean at any particular time all right, title and interest of the Authority in and to the Loan Agreement (except its rights under Sections 5.04, 5.05, 6.03 and 8.05 thereof and any rights of the Authority to receive notices, certificates, requests, requisitions and other communications thereunder), including without limitation, the Receipts and Revenues of the Authority from the Loan Agreement, the Bond Fund and all moneys and Investment Securities from time to time on deposit therein (excluding, however, any moneys or Investment Securities held in the Rebate Fund), any and all other moneys and obligations (other than Bonds) which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee in trust under any of the provisions of this Indenture and all other rights, titles and interests which at such time are subject to the lien of this Indenture; provided, however, that in no event shall there be included in the Trust Estate (a) moneys or obligations deposited with or held by the Trustee in the Rebate Fund pursuant to Section 8.08 hereof or (b) moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof or moneys held pursuant to Section 4.04 hereof.
Trustee; Principal Office thereof:
“Trustee” shall mean U.S. Bank Trust National Association, as trustee under this Indenture, its successors in trust and their assigns. “Principal Office” of the Trustee shall mean the designated corporate trust office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at the address specified in Section 15.08 hereof except that (i) with respect to presentation of Bonds for payment or for registration of transfer and exchange such term shall mean the office of the Trustee at which, at any particular time, its corporate trust business shall be conducted and (ii) with respect to tenders of Bonds shall mean the office of the Trustee at which, at any particular time, its tender operations shall be conducted.
Weekly Rate:
“Weekly Rate” means the Interest Rate Mode for the Bonds in which the interest rate on such Bonds is determined weekly in accordance with Section 2.02(c)(iii).
Weekly Rate Period:
“Weekly Rate Period” means the period beginning on, and including, the date of any Conversion Date of Bonds to the Weekly Rate and ending on, and including, the next Tuesday and thereafter the period beginning on, and including, any Wednesday and ending on, and including, the earliest of the following Tuesday, the day preceding the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.
ARTICLE II

THE BONDS
SECTION 2.01.     Creation of Bonds. There is hereby authorized and created under this Indenture, for the purpose of providing moneys to redeem, or provide for the redemption of, the 1983 Bonds, an issue of Bonds, entitled to the benefit, protection and security of this Indenture, in the aggregate principal amount of One Hundred Million Dollars ($100,000,000). Each of the Bonds shall be designated by the title “The Industrial Development Authority of the

County of Apache Industrial Development Revenue Bond, 2013 Series A (Tucson Electric Power Company Springerville Project)”.
SECTION 2.02.     Denominations and Maturity; Interest Rates.
(a)    Denominations and Maturity. The Bonds shall be issuable as fully registered bonds only, when in Weekly Rate or Daily Rate, in denominations of $100,000 and any larger denomination constituting an integral multiple of $5,000, when in the Commercial Paper Rate, in denominations of $100,000 and any larger denomination constituting an integral multiple of $1,000, when in the Five Year Call Term Rate, Ten Year Call Term Rate or No Call Term Rate, in denominations of $5,000 and any integral multiple thereof, and, when in the Lender Rate, in denominations of $5,000,000 and any integral multiple of $1,000,000 in excess thereof.
The Bonds shall be dated as of the Date of the Bonds. Each Bond shall bear interest from the last Interest Payment Date to which interest has accrued and has been paid or duly provided for, or if no interest has been paid or duly provided for, from the Date of the Bonds until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions of this Indenture, whether upon maturity, redemption or otherwise; provided, however, that when in the Lender Rate, each Bond shall bear interest from the day subsequent to the last Lender Rate Interest Period for which interest has accrued and has been paid or duly provided for, or if no interest has been paid or duly provided for, from the Date of the Bonds.
The Bonds shall mature on April 1, 2032 (the “Maturity Date”).
(b)    Interest Rates on the Bonds. During each Interest Period for each Interest Rate Mode, the interest rate or rates for the Bonds shall be determined in accordance with Section 2.02(c) and shall be payable on an Interest Payment Date for such Interest Period; provided that, while the Bonds accrue interest at the Daily Rate or Weekly Rate, the interest rate or rates borne by the Bonds shall not exceed the lesser of ten percent (10%) per annum or the maximum interest rate permitted by the Credit Facility, if any. Interest on Bonds while they accrue interest at the Daily Rate, Weekly Rate or Commercial Paper Rate shall be computed upon the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed. Interest on the Bonds while they accrue interest at the Lender Rate shall be computed (i) if the Lender Rate shall be determined on the basis of the Base Rate, upon the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed and (ii) if the Lender Rate shall be determined on the basis of LIBOR, upon the basis of a year of 360 days for the actual number of days elapsed. Interest on Bonds while they accrue interest at the Five Year Call Term Rate, Ten Year Call Term Rate or No Call Term Rate shall be computed upon the basis of a 360 day year, consisting of twelve 30 day months. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate borne by such Bond on the day before the default or Event of Default occurred, provided that: (i) if the Interest Rate Mode was then the Commercial Paper Rate, the default rate for all of the Bonds shall be equal to the highest interest rate then in effect for any Bond; and (ii) and if the Interest Rate Mode was then the Lender Rate, the default rate for all the Bonds shall be the Base Rate plus 2%.

(c)    Interest Rate Modes. The Bonds shall bear interest at the Lender Rate from the Date of the Bonds until the Interest Rate Mode is converted to a different Interest Rate Mode.
Interest rates on (and, if the Interest Rate Mode is the Commercial Paper Rate, Commercial Paper Rate Periods for) Bonds shall be determined as follows:
(i)    (II)    If the Interest Rate Mode for Bonds is the Commercial Paper Rate, the interest rate on a Bond for a specific Commercial Paper Rate Period shall be the rate established by the Remarketing Agent no later than 12:30 p.m. (New York City time) on the first day of that Commercial Paper Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bond on that day at a price equal to the principal amount thereof.
(A)    Each Commercial Paper Rate Period applicable for a Bond shall be determined separately by the Remarketing Agent on or prior to the first day of such Commercial Paper Rate Period as being the Commercial Paper Rate Period permitted hereunder which, in the judgment of the Remarketing Agent, taking into account then Prevailing Market Conditions, will, with respect to such Bond, be the period which, if implemented on such day, would result in the Remarketing Agent being able to remarket such Bond at the principal amount thereof at the lowest interest rate then available and for the longest Commercial Paper Rate Period available hereunder at such rate, provided that on such determination date, if the Remarketing Agent determines that the current or anticipated future market conditions or anticipated future events are such that a different Commercial Paper Rate Period would result in a lower average interest cost on such Bond over the succeeding twelve (12) month period, then the Remarketing Agent shall select the Commercial Paper Rate Period which in the judgment of the Remarketing Agent would permit such Bond to achieve such lower average interest cost. Each Commercial Paper Rate Period shall be from one day to 270 days in length, shall end on a day preceding a Business Day and, if a Credit Facility is then in effect, shall not be longer than a period equal to the maximum number of days’ interest coverage provided by such Credit Facility minus fifteen days and if such 15th day is not a Business Day, then the immediately preceding Business Day.
(B)    Notwithstanding subsection (B) above:
(1)    if a Credit Facility is in effect and if no Alternate Credit Facility has taken effect, no new Commercial Paper Rate Period shall be established for any Bond unless the last Interest Payment Date for such Commercial Paper Rate Period occurs at least 15 days prior to the expiration, termination or cancellation of the then current Credit Facility;
(2)    if the Company has previously determined to convert the Interest Rate Mode for any Bonds from the Commercial Paper Rate, no new Commercial Paper Rate Period for any such Bond to be converted shall be established unless the last day of such Commercial Paper Rate Period occurs prior to the Conversion Date;

(3)    no Commercial Paper Rate Period may be established after the making of a determination requiring mandatory redemption of all Bonds pursuant to Section 3.01(c) unless the Remarketing Agent discloses such determination to the purchaser (and evidence of the making of each such disclosure shall be furnished to the Trustee in writing, the Authority and the Company prior to the establishment of such Commercial Paper Rate Period) and unless the last day of such Commercial Paper Rate Period occurs prior to the redemption date;
(4)    the Commercial Paper Rate Period for any Bond held by the Trustee pursuant to Section 5.05 shall be the period from and including the date of purchase pursuant to Section 5.01 through the next day immediately preceding a Business Day, which period will be re-established automatically until the day preceding the earliest of the Conversion to a different Interest Rate Mode, the maturity of the Bonds or the sale of such Bond pursuant to Section 5.02(b), and during such Commercial Paper Rate Period such Bond shall not bear interest but shall nevertheless remain Outstanding under this Indenture; and
(5)    if the Remarketing Agent fails to set the length of a Commercial Paper Rate Period for any Bond, or if there is no Remarketing Agent in place, a new Commercial Paper Rate Period lasting through the next day immediately preceding a Business Day (or until the earlier stated maturity of the Bonds) will be established automatically and, if in that instance the Remarketing Agent fails for whatever reason to determine the interest for such Bond, or if there is no Remarketing Agent in place, then the interest rate for such Bond for that Commercial Paper Rate Period shall be the interest rate in effect for such Bond for the preceding Commercial Paper Rate Period.
(ii)    If the Interest Rate Mode for Bonds is the Daily Rate, the interest rate on such Bonds for any Business Day shall be the rate established by the Remarketing Agent no later than 10:30 a.m. (New York City time) on such Business Day as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such Business Day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon as of such day. For any day which is not a Business Day or in the event that the interest rate on a Bond is not or cannot be determined by the Remarketing Agent for whatever reason, or if there is no Remarketing Agent in place, the interest rate on Bonds in the Daily Rate shall be the interest rate for such Bonds in effect for the next preceding Business Day.
(iii)    If the Interest Rate Mode for Bonds is the Weekly Rate, the interest rate on such Bonds for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 10:00 a.m. (New York City time) on the first day of such Weekly Rate Period, or, if such day is not a Business Day, on the next preceding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon.

(iv)    If the Interest Rate Mode for Bonds is the Ten Year Call Term Rate, the interest rate on such Bonds for a particular Ten Year Call Term Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Ten Year Call Term Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.
(v)    If the Interest Rate Mode for Bonds is the Five Year Call Term Rate, the interest rate on such Bonds for a particular Five Year Call Term Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Five Year Call Term Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.
(vi)    If the Interest Rate Mode for Bonds is the No Call Term Rate, the interest rate on such Bonds for a particular No Call Term Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such No Call Term Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.
(vii)    (II)    If the Interest Rate Mode for the Bonds is the Lender Rate, the interest rate on the Bonds shall be the rate established as hereinafter described.
(6)    The interest rate on the Bonds for each Lender Rate Interest Period during the Initial Lender Rate Period (calculated separately for each such Lender Rate Interest Period) shall be equal to the product of (x) 67% of the sum of (1) LIBOR plus (2) the Applicable Margin, multiplied by (y) the Margin Rate Factor; provided, however, that in no event shall the interest rate determined in accordance with this sentence exceed the sum of (I) LIBOR plus (II) the Applicable Margin (the “Taxable LIBOR Rate”). In addition, notwithstanding the foregoing, for any Lender Rate Interest Period during the Initial Lender Rate Period for which (A) the Lender shall have determined in its reasonable and good faith judgment that by reason of circumstances affecting the London Inter-Bank Market generally, deposits in U.S. dollars with one-month terms are not being offered to banks in the London Inter-Bank Market for one-month terms, or adequate means do not exist for ascertaining LIBOR, or (B) the Lender has determined that it has become unlawful or impossible for the Lender to make or maintain or fund loans based on LIBOR, or (C) the Lender has determined that LIBOR does not accurately and fairly reflect the Lender’s actual cost of funds, the Lender shall give written notice thereof to the Trustee and the Company and thereafter the interest rate in effect for such Lender Rate Interest Period and each succeeding Lender Rate Interest Period until the Lender gives notice to the Company and the Trustee that such conditions no longer apply shall be equal to the product of (x) 67% of the sum of (1) the Base Rate plus (2)  the Applicable Margin, multiplied by (y) the Margin Rate Factor; provided, however, that in no event shall the interest rate determined in accordance with this sentence exceed the sum of (I) the Base Rate plus (II) the Applicable Margin (the “Taxable Base Rate”). Notwithstanding the foregoing, (1) upon a Determination of Taxability during the Initial Lender Rate Period, from and after the date of a Determination of Taxability the interest rate on the Bonds shall equal the Taxable LIBOR Rate or the Taxable Base Rate as provided above, and (2) from and after the date of a Change of Law during the Initial Lender Rate Period, the interest rate on the Bonds as otherwise determined as provided above shall be adjusted to maintain the same after tax yield to the Lender as though such Change of Law had not occurred, provided that the interest rate on the Bonds as so adjusted shall not exceed the Taxable LIBOR Rate or Taxable Base Rate, as applicable. The Lender shall notify the Trustee and the Company of the interest rate on the Bonds for each Lender Rate Interest Period during the Initial Lender Rate Period by telephone or such other manner as may be appropriate by not later than 2:00 p.m. (New York City time) on the second Business Day preceding the first day of such Lender Rate Interest Period, which notice shall be promptly confirmed in writing. In the event that a Determination of Taxability or Change of Law shall have occurred and the Lender shall notify the Trustee and the Company in writing that, with respect to one or more prior Lender Rate Interest Periods, the interest rate set on the Bonds had not been adjusted as provided above in respect of such Determination of Taxability or Change of Law, there shall be payable, as additional interest on the Bonds on the second Business Days following receipt of such notice, the amount of additional interest specified therein which shall be the difference between the amount of interest payable on the Bonds for such Lender Rate Interest Periods as adjusted for such Determination of Taxability or Change of Law and the interest payable on the Bonds as previously established by the Lender.
(7)    During any Lender Rate Period commencing after the Initial Lender Rate Period, (whether by a Conversion from another type of Interest Rate Mode to a Lender Rate Period or upon a Conversion Date from one Lender Rate Period to another Lender Rate Period), the interest rate on the Bonds will be determined by the Lender as follows:
(I) No later than 10:00 a.m. (New York City time), on the commencement date of the new Lender Rate Interest Period, and if such day is not a Business Day, the immediately preceding Business Day, the Lender shall, with the approval of the Company, notify the Company of the duration of the new Lender Rate Period and the new Lender Rate, including the new percentage of LIBOR and Base Rate and new Applicable Margin that will be applicable for such Lender Rate Period. On such date, the Lender also shall provide the Company and the Trustee with a certificate signed by an authorized signatory of the Lender stating that (x) the percentage of LIBOR and Base Rate and the Applicable Margin, applied that date in determining the new Lender Rate for the Bonds is the same percentage of LIBOR and the Applicable Margin, that would be quoted by the Lender that date to other customers of the Lender for obligations of amount, maturity and duration of such Lender Rate Period similar to the Bonds, (y) the interest rate setting mechanisms for any Lender Rate Period set forth in this subparagraph (2) (I) would result in the Lender Rate during such Lender Rate Period being the lowest rate that would be necessary for the Bonds to be sold on the first day of the new Lender Rate Period at par, plus accrued interest, if any, and (z) the signatory is familiar with the subject matter of the certificate and is authorized to sign the same for and on behalf of the Lender.
(II) The Lender Rate may be established other than as provided in subparagraph (2)(I) above if the Company shall have provided the Trustee with (i) a certificate signed by an authorized signatory of the Administrative Agent or, if no Administrative Agent is appointed, the Lender, setting forth the manner of calculation and initial amount of the Lender Rate, and (ii) an opinion of Bond Counsel to the effect that the interest rate setting mechanism utilized to determine such an alternative Lender Rate is authorized or permitted by the Act and is authorized by this Indenture and will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income for purposes of federal income taxation.
(B)    The determination by the Lender of the interest rate on the Bonds for a Lender Rate Interest Period (absent manifest error) shall be conclusive and binding upon the Authority, the Company, the Trustee, and the Owners of the Bonds. If for any reason the Lender shall fail to establish the interest rate on the Bonds for a Lender Rate Interest Period, the Bonds shall bear interest at the interest rate last in effect.
(C)    For any Lender Rate Interest Period during which more than one Lender is an Owner of Bonds, an Administrative Agent must be appointed.
(ii)    Unless the Interest Rate Mode for Bonds is the Lender Rate, the Remarketing Agent shall provide the Trustee and the Company with prompt Electronic Notice of each interest rate (and if the Interest Rate Mode for Bonds is the Commercial Paper Rate, of all Commercial Paper Rate Periods) determined under this Section 2.02(c).
(iii)    In the event that the interest rate on a Bond is not or cannot be determined by the Remarketing Agent for whatever reason pursuant to (iii), (iv), (v) or (vi) above, or if there is no Remarketing Agent in place at a time when the provisions hereof provide for the determination of the interest rate on the Bonds by the Remarketing Agent, the Interest Rate Mode of such Bond shall remain in or, as applicable, be converted automatically to the Weekly Rate (without the necessity of complying with the requirements of Section 2.02(g), including, but not limited to, the requirement of mandatory purchase) and the Weekly Rate for such Weekly Rate Period shall be equal to the 100% of the SIFMA Swap Index. Anything in this Section 2.02(c)(viii) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(d)    Ten Year Call Term Rate Period.
(viii)    Selection of Ten Year Call Term Rate Period. The Ten Year Call Term Rate Period for the Bonds shall be established by the Company in the notice given pursuant to

Section 2.02(g). Each Ten Year Call Term Rate Period shall be at least ten years in duration and shall end on the day next preceding an Interest Payment Date; provided that no Ten Year Call Term Rate Period shall extend beyond the final maturity date of the Bonds. Anything in this Section 2.02(d) to the contrary notwithstanding, if a Credit Facility is then in effect, no Ten Year Call Term Rate Period shall extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(ix)    Change of Ten Year Call Term Rate Period. The Company may change the Bonds from a Ten Year Call Term Rate Period to a new Ten Year Call Term Rate Period or any other Rate Period on any Business Day on which the Bonds are subject to optional redemption pursuant to Section 3.01(a)(iii) by notifying the Trustee, the Credit Facility Issuer, if any, and the Remarketing Agent in writing at least five Business Days prior to the twentieth (20th) day prior to the proposed effective date of the change; provided that, if a Credit Facility is then in effect, the Company shall not be entitled to elect a change in the Ten Year Call Term Rate Period on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer, on or before the date on which the Trustee must provide notice of such change to the Bondholders under Section 2.02(d)(iii), that it can draw under a Credit Facility on the proposed effective date of the change in an aggregate amount sufficient to enable the Trustee to pay the premium due upon the mandatory purchase of such Bonds on such proposed effective date pursuant to Section 5.01(b)(i). The notice delivered by the Company shall specify (A) the information required to be contained in the notice given by the Trustee to the Bondholders pursuant to Section 2.02(d)(iii), (B) the last day of any new Term Rate Period, (C) the purchase price for Bonds determined under Section 5.01(b)(i), and (D) that such change is subject to cancellation by the Company. Any such change in the Ten Year Call Term Rate Period may be cancelled by the Company by telephonic notice (to be confirmed in writing) to the Trustee, in which case the Company’s notice thereof shall be of no effect and no such change shall occur. Notwithstanding the foregoing, no change in the Ten Year Call Term Rate Period shall be effective unless the Credit Facility, if any, held or to be held by the Trustee after such change in the Ten Year Call Term Rate Period shall extend for the length of any new Rate Period plus fifteen (15) days.
(x)    Notice of Change in Ten Year Call Term Rate Period. The Trustee shall notify the affected Bondholders of any change in the Ten Year Call Term Rate Period pursuant to Section 2.02(d)(ii) by Mail or Electronic Means, at least twenty (20) but not more than sixty (60) days before the effective date of such change. The notice will state:
(A)    that there is to be a new Term Rate Period; and
(B)    the effective date of the new Term Rate Period and that, on such effective date, Bonds will be purchased (and the purchase price therefor) and that if any owner of the Bonds shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee for purchase on said date, and if the Trustee is in receipt of the purchase price therefor, any such Bond not delivered shall nevertheless be deemed purchased on such effective date and shall cease to accrue interest on and from such date.

(xi)    Cancellation of Change in Ten Year Call Term Rate Period. Notwithstanding any provision of this Section 2.02(d), the Ten Year Call Term Rate Period shall not be changed if: (A) the Remarketing Agent has not determined the interest rate for the new Rate Period in accordance with this Section 2.02(d) or (B) all of the Bonds that are to be purchased pursuant to Section 5.01(b) are not remarketed or sold by the Remarketing Agent or (C) such change is cancelled by the Company as provided in Section 2.02(d)(ii) above. If such change fails to occur, the Bonds shall be converted automatically to the Weekly Rate and the initial interest rate shall be equal to 100% of the SIFMA Swap Index. If the proposed change of the Ten Year Call Term Rate Period is cancelled as provided in this paragraph, any mandatory purchase of such Bonds will remain effective. Anything in this Section 2.02(d)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, any Term Rate Period determined upon a cancellation of a change in the Ten Year Call Term Rate Period shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(e)    Five Year Call Term Rate Period.
(iv)    Selection of Five Year Call Term Rate Period. The Five Year Call Term Rate Period for the Bonds shall be established by the Company in the notice given pursuant to Section 2.02(g). Each Five Year Call Term Rate Period shall be at least five years in duration and shall end on the day next preceding an Interest Payment Date; provided that no Five Year Call Term Rate Period shall extend beyond the final maturity date of the Bonds. Anything in this Section 2.02(e) to the contrary notwithstanding, if a Credit Facility is then in effect, no Five Year Call Term Rate Period shall extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(v)    Change of Five Year Call Term Rate Period. The Company may change the Bonds from a Five Year Call Term Rate Period to a new Five Year Call Term Rate Period or any other Rate Period on any Business Day on which the Bonds are subject to optional redemption pursuant to Section 3.01(a)(iv) by notifying the Trustee, the Credit Facility Issuer and the Remarketing Agent in writing at least five Business Days prior to the twentieth (20th) day prior to the proposed effective date of the change; provided that, if a Credit Facility is then in effect, the Company shall not be entitled to elect a change in the Five Year Call Term Rate Period on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer, on or before the date on which the Trustee must provide notice of such change to the Bondholders under Section 2.02(e)(iii), that it can draw under a Credit Facility on the proposed effective date of the change in an aggregate amount sufficient to enable the Trustee to pay the premium due upon the mandatory purchase of such Bonds on such proposed effective date pursuant to Section 5.01(b)(i). Such notice shall specify (A) the information required to be contained in the notice given by the Trustee to the Bondholders pursuant to Section 2.02(e)(iii), (B) the last day of any new Term Rate Period, and (C) the purchase price for Bonds determined under Section 5.01(b)(i) and (D) that such change is subject to cancellation by the Company. Any such change in the Five Year Call Term Rate Period may be cancelled by the Company by telephonic notice (to be confirmed in writing) to the Trustee, in which case the Company’s notice thereof shall be of no effect and no such change shall occur. Notwithstanding the foregoing, no change in the Five Year Call Term Rate Period shall be effective unless the Credit Facility, if any, held or to be held by the Trustee after such change in the Five Year Call Term Rate Period shall extend for the length of any new Rate Period plus fifteen (15) days.
(vi)    Notice of Change in Five Year Call Term Rate Period. The Trustee shall notify the affected Bondholders of any change in the Five Year Call Term Rate Period pursuant to Section 2.02(e)(ii) by Mail or Electronic Means, at least twenty (20) but not more than sixty (60) days before the effective date of such change. The notice will state:
(A)    that there is to be a new Rate Period; and
(B)    the effective date of the new Rate Period and that, on such effective date, Bonds will be purchased (and the purchase price therefor) and that if any owner of the Bonds shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee for purchase on said date, and if the Trustee is in receipt of the purchase price therefor, any such Bond not delivered shall nevertheless be deemed purchased on such effective date and shall cease to accrue interest on and from such date.
(vii)    Cancellation of Change in Five Year Call Term Rate Period. Notwithstanding any provision of this Section 2.02(e), the Five Year Call Term Rate Period shall not be changed if: (A) the Remarketing Agent has not determined the interest rate for the new Rate Period in accordance with this Section 2.02(e) or (B) all of the Bonds that are to be purchased pursuant to Section 5.01(b) are not remarketed or sold by the Remarketing Agent or (C) such change is cancelled by the Company as provided in Section 2.02(e)(ii) above. If such change fails to occur, the Bonds shall be converted automatically to the Weekly Rate and the initial interest rate shall be equal to the 100% of the SIFMA Swap Index. If the proposed change of the Five Year Call Term Rate Period is cancelled as provided in this paragraph, any mandatory purchase of such Bonds will remain effective. Anything in this Section 2.02(e)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, the Five Year Call Rate Period determined upon a cancellation of a change in the Five Year Call Term Rate Period shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(f)    No Call Term Rate Period.
(i)    Selection of No Call Term Rate Period. The No Call Term Rate Period for the Bonds shall be established by the Company in the notice given pursuant to Section 2.02(g). Each No Call Term Rate Period shall be at least one year in duration and shall end on the day next preceding an Interest Payment Date; provided that no No Call Term Rate Period shall extend beyond the final maturity date of the Bonds. Anything in this Section 2.02(f) to the contrary notwithstanding, if a Credit Facility is then in effect, no No Call Term Rate Period shall extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.

(ii)    Change of No Call Term Rate Period. The Company may change the Bonds from a No Call Term Rate Period to a new No Call Term Rate Period or any other Rate Period on any Business Day on which the Bonds are subject to optional redemption pursuant to Section 3.01(a)(v) by notifying the Trustee, the Credit Facility Issuer and the Remarketing Agent in writing at least five Business Days prior to the twentieth (20th) day prior to the proposed effective date of the change; provided that, if a Credit Facility is then in effect, the Company shall not be entitled to elect a change in the No Call Term Rate Period on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer, on or before the date on which the Trustee must provide notice of such change to the Bondholders under Section 2.02(f)(iii), that it can draw under a Credit Facility on the proposed effective date of the change in an aggregate amount sufficient to enable the Trustee to pay the premium due upon the mandatory purchase of such Bonds on such proposed effective date pursuant to Section 5.01(b)(i). Such notice shall specify (A) the information required to be contained in the notice given by the Trustee to the Bondholders pursuant to Section 2.02(f)(iii), (B) the last day of such new Rate Period, and (C) the purchase price for Bonds determined under Section 5.01(b)(i) and (D) that such change is subject to cancellation by the Company. Any such change in the No Call Term Rate Period may be cancelled by the Company by telephonic notice (to be confirmed in writing) to the Trustee, in which case the Company’s notice thereof shall be of no effect and no such change shall occur. Notwithstanding the foregoing, no change in the No Call Term Rate Period shall be effective unless the Credit Facility, if any, held or to be held by the Trustee after such change in the No Call Term Rate Period shall extend for the length of any new Rate Period plus fifteen (15) days.
(iii)    Notice of Change in No Call Term Rate Period. The Trustee shall notify the affected Bondholders of any change in the No Call Term Rate Period pursuant to Section 2.02(f)(ii) by Mail or Electronic Means, at least twenty (20) but not more than sixty (60) days before the effective date of such change. The notice will state:
(A)    that there is to be a new Rate Period; and
(B)    the effective date of the new Term Rate Period and that, on such effective date, Bonds will be purchased (and the purchase price therefor) and that if any owner of the Bonds shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee for purchase on said date, and if the Trustee is in receipt of the purchase price therefor, any such Bond not delivered shall nevertheless be deemed purchased on such effective date and shall cease to accrue interest on and from such date.
(iv)    Cancellation of Change in No Call Term Rate Period. Notwithstanding any provision of this Section 2.02(f), the No Call Term Rate Period shall not be changed if: (A) the Remarketing Agent has not determined the interest rate for the new Rate Period in accordance with this Section 2.02(f) or (B) all of the Bonds that are to be purchased pursuant to Section 5.01(b) are not remarketed or sold by the Remarketing Agent or (C) such change is cancelled by the Company as provided in Section 2.02(f)(ii) above. If such change fails to occur, the Bonds shall be converted automatically to the Weekly Rate and the initial interest rate shall be equal to the 100% of the SIFMA Swap Index. If the proposed change of the No Call Term

Rate Period is cancelled as provided in this paragraph, any mandatory purchase of such Bonds will remain effective. Anything in this Section 2.02(f)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined upon a cancellation of a change in the No Call Term Rate Period shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(g)    Conversion of Interest Rate Mode.
(i)    Method of Conversion. The Interest Rate Mode for all of the Bonds is subject to Conversion to a different Interest Rate Mode from time to time by the Company, such right to be exercised by notifying the Trustee, the Credit Facility Issuer, if any, and the Remarketing Agent, if any, at least five Business Days prior to (x) in the cases of Conversion from the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, the thirtieth (30th) day prior to the effective date of such proposed Conversion and (y) in all other cases, the fifteenth day prior to such proposed effective date; provided that, in any event, with respect to Conversion from the Commercial Paper Rate, the effective date of such Conversion may not occur until the latest Interest Payment Date relating to the Commercial Paper Rate Period then in effect for the Bonds to be converted, and, provided further, that no new Commercial Paper Rate Period for such Bonds may be established subsequent to such notice which would have an Interest Payment Date later than the proposed date of Conversion; and provided, further, that, if a Credit Facility is then in effect, the Company shall not be entitled to elect to convert Bonds to a different Interest Rate Mode on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium, unless the Trustee has received written confirmation, on or before the date on which the Trustee must provide notice of such Conversion to Bondholders under Section 2.02(g)(iii), from the Credit Facility Issuer that it can draw under the Credit Facility on the proposed effective date of the Conversion in an aggregate amount sufficient to enable the Trustee to pay any premium due upon any mandatory purchase of Bonds on such proposed effective date pursuant to Section 5.01(b)(i); and provided, further, that if a Credit Facility is then in effect the Company may not elect an Interest Rate Mode other than the Daily Rate or the Weekly Rate without the consent of the Credit Facility Issuer. The notice of the Company shall specify the effective date of such Conversion and the information required by Section 2.02(g)(iii). If the Conversion is to the Ten Year Call Term Rate, such notice shall specify the information required pursuant to Section 2.02(d)(iii). If the Conversion is to the Five Year Call Term Rate, such notice shall specify the information required pursuant to Section 2.02(e)(iii). If the Conversion is to the No Call Term Rate, such notice shall specify the information required pursuant to Section 2.02(f)(iii). In addition, in the case of a Conversion to the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate from the Lender Rate, Daily Rate, Weekly Rate or Commercial Paper Rate, as the case may be, or any Conversion to the Lender Rate, Daily Rate, Weekly Rate or Commercial Paper Rate from the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, such Conversion shall be conditioned upon the delivery to the Authority, the Trustee and the Company on or prior to the Conversion Date of an opinion of Bond Counsel stating that such Conversion is authorized or permitted by the Act and is authorized by this Indenture and will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income for purposes of federal income taxation. Any such Conversion may be cancelled by the Company by telephonic notice (to be confirmed in writing) to the Trustee, the Credit Facility Issuer, if any, and the Remarketing Agent by the opening of business on the Conversion Date, in which case, the Company’s notice of Conversion shall be of no effect and the Conversion shall not occur, provided, however, that any mandatory purchase of Bonds on the proposed conversion date shall remain effective.
(ii)    Limitations. Any Conversion of the Interest Rate Mode for the Bonds pursuant to paragraph (i) above must comply with the following:
(C)    the Conversion Date must be a date on which the Bonds are subject to optional redemption pursuant to Section 3.01(a);
(D)    if the proposed Conversion Date would not be an Interest Payment Date except for such Conversion, the Conversion Date must be a Business Day;
(E)    if the Conversion is from the Commercial Paper Rate, (1) the Conversion Date shall be no earlier than the latest Interest Payment Date established for the Bonds prior to the giving of notice to the Remarketing Agent of the proposed Conversion and (2) no further Interest Payment Date may be established for such Bonds while the Interest Rate Mode is then the Commercial Paper Rate if such Interest Payment Date would occur after the effective date of that Conversion;
(F)    after a determination is made requiring mandatory redemption of all Bonds pursuant to Section 3.01(c), no change in the Interest Rate Mode may be made prior to the redemption of Bonds pursuant to Section 3.01(c);
(G)    the Credit Facility, if any, held or to be held by the Trustee after Conversion (1) must cover the principal of and interest (computed on the basis of a 365 day year for the Daily Rate, the Weekly Rate and the Commercial Paper Rate, and on the basis of a 360 day year consisting of twelve 30 day months for the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate) which will accrue on the Outstanding Bonds for the maximum permitted period between the Interest Payment Dates for the proposed Interest Rate Mode plus at least two (2) days and, (2) in the case of the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, must extend for the entire length of such Ten Year Call Term Rate Period, Five Year Call Term Rate Period or the No Call Rate Period, plus fifteen (15) days;
(H)    Notwithstanding any other provision of this Indenture to the contrary, the Company shall not be entitled to elect a Conversion if the purchase price upon such Conversion includes any premium unless the Trustee has received a written opinion of Bond Counsel stating that such Conversion will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income for purposes of federal income taxation.
(iii)    Notice to Bondholders of Conversion of Interest Rate. The Trustee, at the expense of the Company, shall notify the Remarketing Agent and the Owners of each Conversion by Mail or Electronic Means at least fifteen (15) days but not more than thirty (30) days before the Conversion Date if the Interest Rate Mode is the Commercial Paper Rate, the Daily Rate, the Weekly Rate or the Lender Rate and at least twenty (20) days but not more than sixty (60) days before the Conversion Date if the Interest Rate Mode is the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate. The notice shall state:
(A)    that the Interest Rate Mode will be converted and what the new Interest Rate Mode will be;
(B)    the Conversion Date; and
(C)    (1) that Bonds will be subject to mandatory purchase on the Conversion Date in accordance with Section 5.01(b), (2) the purchase price, and (3) that if any owner of Bonds shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee on the Conversion Date, and if the Trustee is in receipt of the purchase price therefor, such Bond not delivered shall nevertheless be purchased on the Conversion Date and shall cease to accrue interest on and from such date.
If the Conversion is to the Ten Year Call Term Rate, the notice will also state the information required by Section 2.02(d)(iii). If the Conversion is to the Five Year Call Term Rate, the notice will also state the information required by Section 2.02(e)(iii). If the Conversion is to the No Call Term Rate, the notice will also state the information required by Section 2.02(f)(iii).
(iv)    Cancellation of Conversion of Interest Rate Mode. Notwithstanding any provision of this Section 2.02, the Interest Rate Mode for Bonds shall not be converted if: (A) the Remarketing Agent has not determined the initial interest rate for a new Interest Rate Mode in respect of which the interest rate is to be determined by the Remarketing Agent in accordance with this Section 2.02 or (B) the Lender has not determined the initial interest rate for a new Lender Rate Period in accordance with Section 2.02 or if the conditions for establishing a new Lender Rate Period are not otherwise met, (C) the Conversion is cancelled by the Company as provided in Section 2.02(g)(i) above or (D) in the case of a Conversion requiring an opinion of Bond Counsel, the Trustee shall have failed to receive from Bond Counsel prior to the opening of business on the Conversion Date the opinion of such Bond Counsel required under Section 2.02(g)(i). If such Conversion fails to occur, such Bonds shall be converted automatically to the Weekly Rate and the initial interest rate shall be equal to the 100% of the SIFMA Swap Index. If the proposed Conversion of Bonds is cancelled as provided in this paragraph, any mandatory purchase of Bonds shall nevertheless be effective and such Bonds shall bear interest as provided in the two preceding sentences. Anything in this Section 2.02(g)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined upon a failed Conversion shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.
(v)    Additional Requirements for Conversion to Commercial Paper Rate. The following additional conditions must be satisfied before a Conversion to a Commercial Paper Rate shall become effective: (A) the Company must engage, at its expense, a commercial paper issuing and paying agent (the “Issuing Agent”), reasonably acceptable to the Authority, having access to DTC’s electronic money market issuing and payment system and otherwise eligible to serve as an issuing and paying agent under DTC’s policies and procedures for the issuance and payment of commercial paper; (B) the Remarketing Agent must arrange for the execution and delivery to DTC of any required DTC letter of representation for the eligibility of the Bonds in the Commercial Paper Rate in DTC’s book entry system and the provision of any needed CUSIP numbers; (C) the Authority and the Company shall take all other action needed to comply with DTC requirements applicable to the issuance and payment of the Bonds while in the Commercial Paper Rate; and (D) the Authority and the Company shall enter into any amendment of this Indenture and the Agreement, as applicable, that is needed to comply with DTC’s requirements concerning the issuance and payment of the Bonds in the Commercial Paper Rate.
(h)    Binding Effect of Determination and Computations. The determination of each interest rate in accordance with the terms of this Indenture shall be conclusive and binding upon the Owners of the Bonds, the Authority, the Company, the Trustee, the Remarketing Agent and the Credit Facility Issuer, if any.
(i)    Further Restriction on any Conversion. Notwithstanding anything else herein to the contrary, any Conversion which would result in the same Credit Facility being in effect for only a portion of the Bonds, shall not be permitted.
SECTION 2.03.     Form of Bonds. Bonds shall be authenticated and delivered hereunder solely as fully registered bonds without coupons. Bonds shall be numbered as determined by the Trustee.
Principal of and premium, if any, on the Bonds shall be payable to the Owners of such Bonds upon presentation and surrender of such Bonds at the Principal Office of the Trustee. Interest on the Bonds shall be paid by check drawn upon the Trustee and mailed to the Owners of such Bonds as of the close of business on the Record Date with respect to each interest payment date at the registered addresses of such Owners as they shall appear as of the close of business on such Record Date on the registration books maintained pursuant to Section 2.09 hereof notwithstanding the cancellation of any such Bond upon any exchange or registration of transfer subsequent to such Record Date, except that if and to the extent that there should be a default on the payment of interest on any Bond, such defaulted interest shall be paid to the Owners in whose name such Bond (or any Bond or Bonds issued upon any exchange or registration of transfer thereof) is registered as of the close of business on a date selected by the Trustee in its discretion, but not more than fifteen (15) days or less than ten (10) days prior to the date of payment of such defaulted interest; notwithstanding the foregoing, upon request to the Trustee by an Owner of not less than $1,000,000 in aggregate principal amount of Bonds, interest on such Bonds and, after presentation and surrender of such Bonds, the principal thereof shall be paid to such Owner by wire transfer to the account maintained within the continental United States specified by such Owner or, if such Owner maintains an account with the entity acting as Trustee, by deposit into such account; provided that if the Interest Rate Mode is the Commercial Paper Rate, the Daily Rate or the Weekly Rate, interest payable on any Bond shall, at the written request of the registered owner, received by the Trustee at least one Business Day prior to the applicable Record Date (or on or one Business Day prior to an Interest Payment Date if the

Interest Rate Mode is the Commercial Paper Rate), be payable to the registered owner in immediately available funds by wire transfer to a bank account of such registered owner within the United States or by deposit into a bank account maintained with the Trustee, in either case, to the bank account number of such owner specified in such written request and entered by the Trustee on the Bond Register maintained by the Trustee pursuant to Section 2.09 hereof; provided further, however, that if the Interest Rate Mode is the Commercial Paper Rate, interest on any Bond payable on the Interest Payment Date following the end of the Commercial Paper Rate Period shall be paid only upon presentation and surrender of such Bond at the Principal Office of the Trustee. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.
The Bonds and the form for registration of transfer and the form of certificate of authentication to be printed on the Bonds are to be in substantially the forms thereof set forth in Exhibits A, B and C hereto, respectively, with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture, including, without limitation, such variations as shall be required in connection with a Conversion.
SECTION 2.04.     Execution of Bonds. The Bonds shall be executed on behalf of the Authority by two Authorized Officers of the Authority. Each Authorized Officer of the Authority may execute or cause to be executed with a facsimile signature in lieu of a manual signature the Bonds, provided the signature of such Authorized Officer of the Authority shall, if required by applicable laws, be manually subscribed.
In case any officer of the Authority whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the authentication by the Trustee and delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such officer had remained in office until delivery; and any Bond may be signed on behalf of the Authority by such persons as, at the time of execution of such Bond, shall be the proper officers of the Authority, even though at the date of such Bond or of the execution and delivery of this Indenture any such person was not such officer.
SECTION 2.05.     Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit C hereto duly executed by the Trustee shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such executed certificate of authentication of the Trustee upon any such Bonds shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee’s certificate of authentication on any Bond shall be deemed to have been executed by it if signed with an authorized signature of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder. This Section 2.05 is subject to the provisions of Section 11.17 hereof.
SECTION 2.06.     Bonds Not General Obligations. Neither Apache County, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds, and neither the Bonds nor the premium, if any, or the interest thereon, shall be construed to constitute an indebtedness of Apache County, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the premium, if any, and the interest thereon shall be limited obligations of the Authority payable solely from the Receipts and Revenues of the Authority from the Loan Agreement and the other moneys pledged therefor under this Indenture, and such fact shall be plainly stated on each Bond.
SECTION 2.07.     Prerequisites to Authentication of Bonds. The Authority shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver said Bonds to the initial purchasers thereof as may be directed hereinafter in this Section 2.07.
Prior to the delivery on original issuance by the Trustee of any authenticated Bonds, there shall be or have been delivered to the Trustee:
(b)    a duly certified copy of a resolution of the Board of Directors of the Authority authorizing the execution and delivery of this Indenture and the Loan Agreement and the issuance of the Bonds;
(c)    an original duly executed counterpart or a duly certified copy of the Loan Agreement;
(d)    a request and authorization to the Trustee on behalf of the Authority, signed by any duly authorized officer of the Authority, to authenticate and deliver the Bonds in the aggregate principal amount determined by this Indenture to the purchaser or purchasers therein identified upon payment to the Trustee, but for the account of the Authority, of a sum specified in such request and authorization; and
(e)    a written statement on behalf of the Company, executed by the President, any Vice President or the Treasurer, (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Indenture.
SECTION 2.08.     Lost or Destroyed Bonds or Bonds Canceled in Error. If any Bond, whether in temporary or definitive form, is lost (whether by reason of theft or otherwise), destroyed (whether by mutilation, damage, in whole or in part, or otherwise) or canceled in error, the Authority may execute and the Trustee may authenticate a new Bond of like tenor and denomination and bearing a number not contemporaneously outstanding; provided that (a) in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee and (b) in the case of any lost Bond or Bond destroyed in whole, there shall be first furnished to the Authority, the Trustee and the Company evidence of such loss or destruction. In every case, the applicant for a substitute Bond shall furnish the Authority, the Trustee and the Company such security or indemnity as may be required by any of them. In the event any lost or destroyed Bond or a Bond canceled in error shall have matured or is about to mature, or has been called for redemption, instead of issuing a substitute Bond the Trustee may, in its discretion, pay the same without surrender thereof if there shall be first furnished to the Authority, the Trustee and the Company evidence of such loss, destruction or cancellation, together with indemnity, satisfactory to them. Upon the issuance of any substitute Bond, the Authority and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Trustee may charge the Owner of any such Bond with the Trustee’s reasonable fees and expenses in connection with any transaction described in this Section 2.08.
Every substitute Bond issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Bond is lost, destroyed or canceled in error shall constitute an additional contractual obligation of the Authority, whether or not the Bond so lost, destroyed or canceled shall be at any time enforceable, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly canceled Bonds, notwithstanding any law or statute now existing or hereafter enacted.
SECTION 2.09.     Transfer, Registration and Exchange of Bonds. The Trustee shall maintain and keep, at its Principal Office, books for the registration and registration of transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Authority, the Trustee and the Company; and, upon presentation for such purpose of any Bond entitled to registration or registration of transfer at the Principal Office of the Trustee, the Trustee shall register or register the transfer in such books, under such reasonable regulations as the Trustee may prescribe. The Trustee shall make all necessary provisions to permit the exchange or registration of transfer of Bonds at its Principal Office.
The transfer of any Bond shall be registered upon the registration books of the Trustee at the written request of the Owner thereof or his attorney duly authorized in writing, upon surrender thereof at the Principal Office of the Trustee, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Owner or his duly authorized attorney. Upon the registration of transfer of any such Bond or Bonds, the Authority shall issue in the name of the transferee, in authorized denominations, a new Bond or Bonds in the same aggregate principal amount and in the same Interest Rate Mode as the surrendered Bond or Bonds. In addition, if such Bond bears interest at the Commercial Paper Rate, the Trustee will make the appropriate insertions on the face of the Bond.
The Authority and the Trustee may deem and treat the Owner of any Bond as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal of and premium, if any, and, except as provided in Section 2.03 hereof, interest on, such Bond and for all other purposes, and neither the Authority nor the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Owner or upon his order shall be valid and effective to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.
Bonds, upon surrender thereof at the Principal Office of the Trustee may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of any authorized denomination.

In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Authority shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. For every such exchange or registration of transfer of Bonds, whether temporary or definitive, the Authority or the Trustee may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer, which sum or sums shall be paid by the person requesting such exchange or registration of transfer as a condition precedent to the exercise of the privilege of making such exchange or registration of transfer. The Trustee shall not be obligated to make any exchange or registration of transfer of any Bonds called for redemption.
Upon issuance and with respect to Bonds in the Lender Rate, the Bonds shall be registered in the name of the Initial Purchaser and or any assignee or transferee of the Initial Purchaser which is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended and is permitted pursuant to the provisions of the Lender Mode Covenants Agreement; provided that if any transfer of Bonds would result in there being more than one Owner of the Bonds such transfer shall not be made until an Administrative Agent has been appointed under the Lender Mode Covenants Agreement. While the Bonds are in the Lender Rate, the Bonds may, at the request of the Owners of all of the Bonds and with the consent of the Company, be transferred and registered in the name of Cede & Co., as nominee for the Depository. Upon the Conversion of the Bonds from the Lender Rate to any other Interest Rate Mode, the Bonds shall be registered in the name of Cede & Co., as nominee for the Depository. Bonds registered in the name of Cede & Co. shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:
(a)    such Bonds may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depository, or by the Depository to another nominee thereof, or by any nominee of the Depository to any other nominee thereof, or by the Depository or any nominee thereof to any successor securities Depository or any nominee thereof; and
(b)    such Bond may be exchanged for definitive Bonds registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:
(ii)    the Depository shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities Depository with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities Depository with respect to such Bonds;
(iii)    the Company shall have delivered to the Trustee a written instrument to the effect that such Bonds shall be so exchangeable on and after a date specified therein; or
(iv)    (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 11.19 hereof and (3) there shall have been delivered to the Authority, the Company and the Trustee an opinion of counsel to the effect that the interests of the beneficial owners of such Bonds in respect thereof will be materially impaired unless such owners become owners of definitive Bonds.
The Bonds delivered to the Depository may contain a legend reflecting the foregoing restrictions on registration of transfer and exchange.
SECTION 2.10.     Other Obligations. The Authority expressly reserves the right to issue, to the extent permitted by law, but shall not be obligated to issue, obligations under another indenture or indentures to provide additional funds to pay the cost of construction of the Facilities or to refund all or any principal amount of the Bonds, or any combination thereof.
SECTION 2.11.     Temporary Bonds. Pending the preparation of definitive Bonds, the Authority may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as registered Bonds without coupons, of any authorized denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Authority. Temporary Bonds may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Authority shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds of authorized denominations. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.
SECTION 2.12.     Cancellation of Bonds. All Bonds which shall have been surrendered to the Trustee for payment or redemption, and all Bonds which shall have been surrendered to the Trustee for exchange or registration of transfer, shall be delivered to the Trustee for cancellation. All Bonds delivered to or acquired by the Trustee for cancellation shall be canceled and disposed of by the Trustee in accordance with its customary procedures.
SECTION 2.13.     Payment of Principal and Interest. For the payment of interest on the Bonds, the Authority shall cause to be deposited in the Bond Fund, on each interest payment date, solely out of the Receipts and Revenues of the Authority from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such interest payment date. The obligation of the Authority to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such interest payment date for the payment of interest on the Bonds.
For the payment of the principal of the Bonds upon maturity, the Authority shall cause to be deposited in the Bond Fund, on the stated or accelerated date of maturity, solely out of the Receipts and Revenues of the Authority from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the principal of the Bonds. The obligation of the Authority to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the maturity date for the payment of the principal of the Bonds.
SECTION 2.14.     Applicability of Book-Entry Provisions. Anything in this Indenture to the contrary notwithstanding, if all of the Bonds Outstanding shall have been registered in the name of Cede & Co., as nominee for the Depository, (a) the provisions of the Blanket Issuer Letter of Representations, dated February 17, 1998, between the Authority and The Depository Trust Company relating to the manner of and procedures for payment and redemption of Bonds and the purchase of Bonds in accordance with the terms hereof and the payment of the purchase price and related matters shall apply so long as such Depository shall be the Owner of all Outstanding Bonds and (b) the Authority and the Trustee, as applicable, may enter into a similar agreement, on terms satisfactory to the Company, with any subsequent Depository and the provisions thereof shall apply so long as such Depository shall be the Owner of all Outstanding Bonds.
SECTION 2.15.     Disposition of Proceeds. The proceeds from the issuance and sale of the Bonds shall be applied as provided in Section 4.03 of the Loan Agreement.
SECTION 2.16.     CUSIP Numbers. The Authority in issuing the Bonds or in connection with a Conversion may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Owners of the Bonds; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on the any Bond, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE III

REDEMPTION OF BONDS
SECTION 3.01.     Redemption Provisions. (III) (III) Optional Redemption. Whenever the Interest Rate Mode for Bonds is the Daily Rate, Weekly Rate or Lender Rate, such Bonds shall be subject to redemption by the Authority at the direction of the Company, on any Business Day, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.
(i)    Whenever the Interest Rate Mode for a Bond is the Commercial Paper Rate, such Bond shall be subject to redemption at the option of the Authority, upon the direction of the Company, in whole or in part, at a redemption price of 100% of the principal amount thereof on the Interest Payment Date for each Commercial Paper Rate Period for that Bond.
(ii)    Whenever the Interest Rate Mode for Bonds is the Ten Year Call Term Rate, such Bonds shall be subject to redemption at the option of the Authority, upon the direction of the Company, in whole or in part, (A) at any time on or after the tenth anniversary of the commencement of the then current Ten Year Call Term Rate Period, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued, if any, to the redemption date and (B) on the final Interest Payment Date for such Ten Year Call Term Rate Period at a redemption price equal to 100% of the principal amount thereof.
(iii)    Whenever the Interest Rate Mode for Bonds is the Five Year Call Term Rate, such Bonds shall be subject to redemption at the option of the Authority, upon the direction of the Company, in whole or in part, (A) at any time on or after the fifth anniversary of the commencement of the then current Five Year Call Term Rate Period, at a redemption price equal to 100% of the principal amount thereof, interest accrued, if any, to the redemption date and (B) on the final Interest Payment Date for such Five Year Call Term Rate Period at a redemption price equal to 100% of the principal amount thereof.
(iv)    Whenever the Interest Rate Mode for Bonds is the No Call Term Rate, such Bonds shall be subject to redemption at the option of the Authority, upon the direction of the Company, in whole or in part on the final Interest Payment Date for such No Call Term Rate Period at a redemption price equal to 100% of the principal amount thereof.
If the Company has given notice of a change in the Ten Year Call Term Rate Period pursuant to Section 2.02(d) notice of a change in the Five Year Call Term Rate Period pursuant to Section 2.02(e), notice of a change in the No Call Term Rate Period pursuant to Section 2.02(f) or notice of Conversion of the Interest Rate Mode for the Bonds to the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate pursuant to Section 2.02(g) and, at least thirty (30) days prior to such change in the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Rate Period for the Bonds or such Conversion of an Interest Rate Mode for the Bonds to the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate the Company has provided (i) a certification of the Remarketing Agent to the Trustee and the Authority that the redemption provisions applicable to the subject Bonds are not consistent with Prevailing Market Conditions and (ii) an opinion of Bond Counsel that a change in the redemption provisions of the subject Bonds will not, in and of itself, adversely affect any exclusion of interest on such Bonds from gross income for purposes of federal income taxation, the redemption provisions may be revised, effective as of the date of such change in the Ten Year Call Term Rate Period, the Five Year Call Term Rate Period or the No Call Term Rate Period or the Conversion Date, as determined by the Remarketing Agent in its judgment, taking into account the then Prevailing Market Conditions as set forth in such certification, which shall be appended by the Trustee to its counterpart of this Indenture. Any such revision of the redemption provisions shall not be considered an amendment of or a supplement to this Indenture and shall not require the consent of any Bondholder or any other Person or entity.
(j)    Extraordinary Optional Redemption. Whenever the Interest Rate Mode for Bonds is the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, the Bonds shall be subject to redemption by the Authority, at the direction of the Company, in whole, or, in the case of events described in clause (iv) below, in part, at any time at 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, if:

(ii)    the Company shall have determined that the continued operation of the Facilities or the Plant is impracticable, uneconomical or undesirable for any reason;
(iii)    all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain;
(iv)    the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by, or shall conflict with, any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or
(v)    the Company shall have delivered to the Trustee a written certificate to the effect that by reason of a change in use of the Facilities or any portion thereof for federal income tax purposes, the Company has been unable, after reasonable effort, to obtain an opinion of Bond Counsel, that it is more likely than not that Section 150 of the Code will not prevent interest payable under the Loan Agreement from being deductible for federal income tax purposes.
(k)    Mandatory Redemption. The Bonds shall be subject to mandatory redemption by the Authority, at 100% of the principal amount thereof plus accrued interest to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Loan Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a “substantial user” of the Facilities or other facilities deemed financed or refinanced by the Bonds for federal income tax purposes or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code or Section 147(a) of the 1986 Code. No determination by any court or administrative agency shall be considered final for the purposes of this Section 3.01(c) unless the Company shall have been given timely notice of the proceeding which resulted in such determination and an opportunity to participate in such proceeding, either directly or through an owner of a Bond, and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that, in the opinion of Bond Counsel, the interest payable on the Bonds, including the Bonds remaining outstanding after such redemption, would not be included in the gross income of any owner thereof, other than an owner of a Bond who is a “substantial user” of the Facilities or other facilities deemed financed or refinanced by the Bonds for federal income tax purposes or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code or Section 147(a) of the 1986 Code.
SECTION 3.02.     Selection of Bonds to be Redeemed. If less than all the Bonds shall be called for redemption under any provision of this Indenture permitting such partial redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee, in such manner as the Trustee in its discretion may deem proper, in the aggregate principal amount designated to the Trustee by the Company or otherwise as required by this Indenture; provided, however, that if, as indicated in a certificate of an Authorized Company

Representative delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all such Bonds have been tendered to the Company for such purchase, the Trustee, at the direction of an Authorized Company Representative, shall select for redemption all such Bonds which shall not have been so tendered. The Trustee shall treat any Bond of a denomination greater than the minimum authorized denomination for the Interest Rate Mode then applicable to the Bonds as representing that number of separate Bonds each of that minimum authorized denomination (and, if any Bond is not in a denomination that is an integral multiple of the minimum authorized denomination for such Interest Rate Mode, one separate Bond of the remaining principal amount of the Bond) as can be obtained by dividing the actual principal amount of such Bond by that minimum authorized denomination; provided that no Bond shall be redeemed in part if it results in the unredeemed portion of the Bond being in a principal amount other than an authorized denomination. If it is determined that one or more, but not all, of the units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such unit or units, the Owner of such Bond shall forthwith surrender such Bond to the Trustee for (y) payment to such Owner of the redemption price (including the redemption premium, if any, and accrued interest to the date fixed for redemption) of the unit or units of principal amount called for redemption and (z) delivery to such Owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of any such Bond. Bonds representing the unredeemed balance of the principal amount of any such Bond shall be delivered to the Owner thereof, without charge therefor. If the Owner of any such Bond of a denomination greater than the portion called for redemption shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the unit or units of principal amount called for redemption (and to that extent only).
SECTION 3.03.     Procedure for Redemption. (III) In the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the Authority, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, and the place or places where amounts due upon such redemption will be payable (which shall be the Principal Office of the Trustee) and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds to be redeemed, and the portion of the principal amount of any Bond to be redeemed in part, (ii) state any condition to such redemption and (iii) state that on the redemption date, and upon the satisfaction of any such condition, the Bonds or portions thereof to be redeemed shall cease to bear interest. Such notice may set forth any additional information relating to such redemption. Such notice shall be given by Mail or Electronic Means at least twenty (20) days prior to the date fixed for redemption to the Owners of the Bonds to be redeemed; provided, however, that failure duly to give such Notice by Mail or Electronic Means, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds as to which there shall have been no such failure or defect. If a notice of redemption shall be unconditional, or if the conditions of a conditional notice or redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed. The Trustee shall promptly deliver to the Company a copy of each such notice of redemption.

(b)    With respect to any notice of redemption of Bonds in accordance with Section 3.01(a) hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article IX hereof, such notice shall state that such redemption shall be conditional upon the receipt, by the Trustee at or prior to the opening of business on the date fixed for such redemption, of moneys sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Authority shall not be required to redeem such Bonds and such failure to redeem shall not constitute an Event of Default hereunder. In the event that such notice of redemption contains such a condition and such moneys are not so received or any other condition referenced in the notice of redemption shall not have been met, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received or such other conditions were not satisfied.
(c)    Any Bonds and portions of Bonds which have been duly selected for redemption shall cease to bear interest on the specified redemption date provided that moneys sufficient to pay the principal of, premium, if any, and interest on such Bonds shall be on deposit with the Trustee on the date fixed for redemption so that such Bonds will be deemed to be paid in accordance with Article IX hereof.
(d)    In addition to any conditional calls otherwise permitted pursuant to the terms of this Indenture, any notice of redemption delivered pursuant to Section 3.01(a) hereof may be revoked by the Company by written notice delivered to the Trustee by the Company on or prior to the date set for redemption date. In the event that a notice of redemption is so revoked by the Company, such notice shall be of no force and effect, the redemption shall not be made, such failure to redeem shall not constitute an Event of Default hereunder and the Trustee shall, within a reasonable time thereafter, give notice, in the manner in which the notice of redemption was given, that such notice of redemption was revoked by the Company.
SECTION 3.04.     Payment of Redemption Price. For the redemption of any of the Bonds, the Authority shall cause to be deposited in the Bond Fund, on the redemption date, solely out of the Receipts and Revenues of the Authority from the Loan Agreement, an amount sufficient to pay the principal of and premium, if any, and interest to become due on such redemption date. The obligation of the Authority to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such redemption date for payment of the principal of and premium, if any, and accrued interest on the Bonds to be redeemed.
SECTION 3.05.     No Partial Redemption After Default. Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default defined in clause (a), (b) or (c) of the first paragraph of Section 10.01 hereof, there shall be no redemption of less than all of the Bonds at the time Outstanding other than a partial redemption in connection with an offer by the Company to purchase all Bonds Outstanding as contemplated in the first proviso to the first sentence of Section 3.02 hereof.

SECTION 3.06.     Purchase in Lieu of Redemption. Bonds subject to optional redemption or extraordinary optional redemption as provided in this Article may be purchased in lieu of redemption on the applicable redemption date at a purchase price equal to the redemption price thereof, plus accrued interest, if any, thereon to, but not including, the date of such purchase, if the Trustee has received a written request from the Company on or before the Business Day prior to the date the Bonds would otherwise be subject to redemption specifying that the moneys provided or to be provided by the Company shall be used to purchase such Bonds in lieu of redemption. Moneys received for such purpose shall be held by the Trustee in the Bond Fund in trust for the Owner of the Bonds so purchased. While a Credit Facility is in place in respect of any Bonds, any such purchase of such Bonds will be made from moneys received from a drawing on such Credit Facility and applied as provided herein. No purchase of Bonds by the Company pursuant to this subsection or advance or use of any moneys to effectuate any such purpose shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds.
ARTICLE IV

THE BOND FUND
SECTION 4.01.     Creation of Bond Fund. (IV) There is hereby created and established with the Trustee a trust fund in the name of the Authority to be designated “The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Springerville Project) Bond Fund” to be held for the benefit of the Owners of the Bonds, the moneys in which, in accordance with Section 4.01(c), the Trustee shall make available to pay (i) the principal or redemption price of Bonds as they mature or become due, upon surrender and (ii) the interest on Bonds as it becomes payable. The Bond Fund shall be an Eligible Account. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated “Company Account” and “Credit Facility Account”. The Credit Facility Account and the Company Account are maintained as separate and segregated accounts and any moneys held therein shall not be commingled with any other moneys or funds. The Bond Fund, and all moneys and certificated securities therein, shall be kept in the possession of the Trustee. Neither the Authority nor the Company shall have any interest in the Credit Facility Account.
(b)    There shall be deposited into the accounts of the Bond Fund from time to time the following:
(v)    into the Company Account, (A) all Loan Payments, and (B) all other moneys received by the Trustee under and pursuant to the provisions of this Indenture or any of the provisions of the Loan Agreement, when accompanied by directions from the Company that such moneys are to be paid to the Bond Fund; and
(vi)    into the Credit Facility Account, all moneys drawn by the Trustee under a Credit Facility, if any, to pay principal or redemption price of the Bonds and interest on the Bonds and deposited directly therein, and only such moneys.

(c)    Except as provided in subsection (e) of this Section, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the Bonds from the following source or sources but only in the following order of priority:
(xii)    proceeds of the Credit Facility, if any, deposited directly into, and held in, the Credit Facility Account, provided that, in no event shall moneys held in the Credit Facility Account be used to pay any premium which may be due on the Bonds pursuant to Section 3.01(a) unless the Credit Facility, if any, then in effect is available to pay such premium, and provided further, that in no event shall moneys in the Credit Facility Account be used to pay any amount which may be due on Bonds held pursuant to Section 5.05 or any other Bonds registered in the name of the Company; and
(xiii)    moneys held in the Company Account.
(d)    Except with respect to payments of principal or redemption price of and interest on Bonds held pursuant to Section 5.05 or any other Bonds registered in the name of the Company, the Trustee shall draw upon or demand payment under the Credit Facility, if any, then held by the Trustee in accordance with its terms in an amount, after taking into account any moneys then on deposit in the Credit Facility Account, and in a manner so as to provide immediately available funds for principal or redemption price and interest to the Bondholders when due, whether upon maturity, redemption, acceleration, Interest Payment Date or otherwise, with the Trustee making any such drawing or demand under such Credit Facility in respect of interest on the Bonds in an amount sufficient to pay interest through the date such drawing or demand is payable in accordance with the terms of such Credit Facility. If such Credit Facility fails, by the time provided in the Credit Facility on the date such payment is due, to honor a drawing to provide the immediately available funds for principal or redemption price and interest on the Bonds or the Credit Facility has been repudiated, the Trustee shall immediately (but in no event later than 2:30 p.m. (New York City time) on such date) notify the Company in writing or by Electronic Notice and the Company shall pay amounts sufficient for the principal or redemption price of and interest on the Bonds when due.
(e)    While a Credit Facility is in effect and there is no default in the payment of principal or redemption price of or interest on the Bonds, any amounts in the Company Account shall be paid to the Credit Facility Issuer to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee and the Company). Any amounts remaining in the Bond Fund (first, from the Credit Facility Account, and second, from the Company Account) after payment in full of the principal or redemption price of and interest on the Bonds (or provision for payment thereof) and payment of any outstanding fees, expenses and indemnities of the Trustee (including its reasonable attorney fees and expenses) shall be paid, first, to the Credit Facility Issuer, to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee and the Company) and, second, to the Company.

(f)    In the event that the Bond Fund no longer qualifies as an Eligible Account, the Trustee shall, within thirty (30) calendar days, move the Bond Fund to another financial institution such that the Eligible Account requirement will again be satisfied.
SECTION 4.02.     Liens. The Authority shall not create any lien upon the Bond Fund or upon the Receipts and Revenues of the Authority from the Loan Agreement other than the lien hereby created.
SECTION 4.03.     Custody of Bond Fund; Withdrawal of Moneys. The Bond Fund shall be in the custody of the Trustee but in the name of the Authority and the Authority hereby authorizes and directs the Trustee to withdraw from the Bond Fund funds constituting part of the Trust Estate sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable.
SECTION 4.04.     Bonds Not Presented for Payment. In the event any Bonds shall not be presented for payment when the principal thereof and premium, if any, thereon become due, either at maturity or at the date fixed for redemption thereof or otherwise, if moneys sufficient to pay such Bonds are held by the Trustee for the benefit of the Owners thereof, the Trustee shall segregate and hold such moneys in trust, without liability for interest thereon, for the benefit of the Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds.
Any moneys which the Trustee shall segregate and hold in trust for the payment of the principal of and premium, if any, or interest on any Bond and remaining unclaimed for one (1) year after such principal, premium, if any, or interest has become due and payable shall, upon the Company’s written request to the Trustee, be paid to the Company; provided, however, that before the Trustee shall be required to make any such repayment, the Trustee shall, at the expense of the Company, cause notice to be given once by Mail or Electronic Means to the effect that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notice by Mail or Electronic Means, any unclaimed balance of such moneys then remaining will be paid to the Company. After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall thereafter look only to the Company for the payment thereof, and all liability of the Authority and the Trustee with respect to such moneys shall thereupon cease.
SECTION 4.05.     Moneys Held in Trust. All moneys and Investment Securities held by the Trustee in the Bond Fund, and all moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund, and all moneys withdrawn from the Bond Fund and held by the Trustee, shall be held by the Trustee, in trust, and such moneys and Investment Securities (other than moneys held pursuant to Section 4.04 hereof and moneys or Investment Securities held in the Rebate Fund established in furtherance of the obligations of the Company under clause (b) of Section 6.04 of the Loan Agreement), while so held or so required to be deposited or paid, shall constitute part of the Trust Estate and be subject to the lien and security interest created hereby in favor of the Trustee, for the benefit of the Owners from time to time of the

Bonds. The Company shall have no right, title or interest in the Bond Fund, except such rights as may arise after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Authority under this Indenture shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article IX hereof.
ARTICLE V

PURCHASE AND REMARKETING OF BONDS
SECTION 5.01.     Purchase of Bonds.
(e)    Purchase of the Bonds on Demand of Owner.
(vi)    During Daily Rate Period. If the Interest Rate Mode for Bonds is the Daily Rate, any such Bond shall be purchased on the demand of the owner thereof, on any Business Day during a Daily Rate Period at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date upon written notice or Electronic Notice to the Remarketing Agent and to the Trustee, at its Principal Office not later than 11:00 a.m. (New York City time) on such Business Day of such Owner’s demand for purchase pursuant to this Section 5.01(a)(i), which notice (A) states the principal amount (or portion thereof in an authorized denomination) of such Bond to be purchased, (B) states the Purchase Date on which such Bond shall be purchased and (C) irrevocably requests such purchase and agrees to deliver such Bond, if not in Book-Entry Form, duly endorsed in blank for transfer, with all signatures guaranteed, to the Trustee at or prior to 11:00 a.m. (New York City time) on such Purchase Date.
The Trustee shall promptly, but in no event later than 11:15 a.m. (New York City time) on such Business Day, provide the Credit Facility Issuer with Electronic Notice of the receipt of the notice referred to in the preceding paragraph.
(vii)    During Weekly Rate Period. If the Interest Rate Mode for Bonds is the Weekly Rate, any such Bond shall be purchased on the demand of the owner thereof, on any Business Day during a Weekly Rate Period at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date, upon written notice to the Trustee, at its Principal Office at or before 5:00 p.m. (New York City time) on a Business Day not later than the seventh day prior to the Purchase Date, which notice (A) states the principal amount (or portion thereof in an authorized denomination) of such Bond to be purchased, (B) states the Purchase Date on which such Bond shall be purchased and (C) irrevocably requests such purchase and agrees to deliver such Bond, if not in Book-Entry Form, duly endorsed in blank for transfer, with all signatures guaranteed, to the Trustee at or prior to 12:00 Noon (New York City time) on such Purchase Date.
The Trustee shall promptly, but in no event later than 4:00 p.m. (New York City time) on the next succeeding Business Day, provide the Remarketing Agent and the Credit Facility Issuer with Electronic Notice of the receipt of the notice referred to in the preceding paragraph.

(viii)    Notwithstanding any other provision of this Section 5.01(a), the Owner of a Bond may demand purchase of a portion of such Bond only if the portion to be purchased and the portion to be retained by such Owner each will be in an authorized denomination.
(f)    Mandatory Purchases of Bonds.
(ii)    Mandatory Purchase on Conversion Date. Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof plus accrued interest, if any, plus if the Interest Rate Mode for such Bonds is the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, the redemption premium, if any, which would be payable under Section 3.01(a) if those Bonds were redeemed on the Purchase Date (A) on each Conversion Date for such Bonds for any Conversion and (B) on the effective date of any change in the Ten Year Call Term Rate Period, the Five Year Call Term Rate Period or the No Call Term Rate Period for such Bonds by the Company pursuant to Section 2.02(d)(ii), Section 2.02(e)(ii) or Section 2.02(f)(ii), as applicable.
(iii)    Mandatory Purchase on Cancellation, Substitution, Expiration or Termination of Credit Facility. The Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date, on the Business Day preceding the date of cancellation, termination or substitution by the Trustee at the written request of the Company of the then current Credit Facility or the fifteenth day (or if such day is not a Business Day, the preceding Business Day) preceding the stated expiration of the term of the then current Credit Facility, if any; provided, that, if the then current Credit Facility, if any, shall be cancelled, terminated or substituted by the Trustee at the request of the Company, including such cancellation in connection with the delivery of an Alternate Credit Facility, the Purchase Date shall be a Business Day on which the Bonds are subject to optional redemption and the purchase price in such event shall also include, if applicable, a premium equal to the redemption premium which would be payable under Section 3.01(a) if the Bonds were redeemed on the Purchase Date; provided, further, that the Bonds shall not be so purchased if the Company shall have furnished Ratings Confirmation to the Trustee.
(iv)    Mandatory Purchase at Direction of Credit Facility Issuer. If a Credit Facility is in effect, the Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date, if the Trustee receives written notice from the Credit Facility Issuer directing such mandatory purchase upon the occurrence and continuance of an event of default under the Reimbursement Agreement. Such mandatory purchase shall occur on the second Business Day after the date of receipt by the Trustee of the notice sent by the Credit Facility Issuer. Upon receipt of such notice, the Trustee shall immediately: (A) draw on that Credit Facility in an amount sufficient to pay the principal and interest which will be due on the Purchase Date and hold such amount uninvested and without any liability for interest until the Purchase Date when such amount shall be applied to pay the amounts due to the owners of the Bonds on the Purchase Date, and (B) notify the Remarketing Agent and, as soon as practicable but in no event less than one Business Day prior to the Purchase Date, Owners of such mandatory purchase by Mail or Electronic Means in accordance with Section 7.05(b).

(v)    Mandatory Purchase on Business Day After End of Commercial Paper Rate Period, Ten Year Call Term Rate Period, Five Year Call Term Rate Period or No Call Term Rate Period. Whenever the Interest Rate Mode for a Bond is the Commercial Paper Rate, the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate, such Bond shall be subject to mandatory purchase on the Business Day following the end of each Commercial Paper Rate Period, Ten Year Call Term Rate Period, Five Year Call Term Rate Period or No Call Term Rate Period, as the case may be, for such Bond at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date.
(vi)    Mandatory Purchase at Direction of Lender. Whenever the Interest Rate Mode for the Bonds is the Lender Rate and a Lender Mode Covenants Agreement is in effect, the Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date, if the Trustee receives written notice from the Lender directing such mandatory purchase upon the occurrence and continuance of a “Mandatory Purchase Event” under the Lender Mode Covenants Agreement. Such mandatory purchase shall occur on the second Business Day after the date of receipt by the Trustee of the notice sent by the Administrative Agent.
(g)    Payment of Purchase Price. The purchase price of any Bond purchased pursuant to Section 5.01 (and delivery of a replacement Bond in exchange for the portion of any Bond not purchased if such Bond is purchased in part only) shall be payable on the Purchase Date upon delivery of such Bond to the Trustee on such Purchase Date; provided that such Bond must be delivered to the Trustee at or prior to 12:00 Noon (New York City time) for payment by the close of business on the date of such purchase.
In the event any Purchase Date for a Bond is also an Interest Payment Date for such Bond, interest on such Bond shall be paid to the Owner pursuant to the provisions set forth in Section 2.13.
Any Bond delivered for payment of the purchase price shall be accompanied by an instrument of transfer thereof, in form satisfactory to the Trustee executed in blank by the owner thereof and with all signatures guaranteed by a member of an Approved Signature Guarantee Medallion Program. The Trustee may refuse to accept delivery of any Bond for which an instrument of transfer satisfactory to it has not been provided and shall have no obligation to pay the purchase price of such Bond until a satisfactory instrument is delivered.
If the owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Article fails to deliver such Bond with an appropriate instrument of transfer to the Trustee for purchase on the Purchase Date, and if the Trustee is in receipt of the purchase price therefor, such Bond (or portion thereof) shall nevertheless be purchased on the Purchase Date hereof. Any owner who so fails to deliver such Bond for purchase on (or before) the Purchase Date shall have no further rights thereunder, except the right to receive the purchase price thereof from those moneys deposited with the Trustee in the Purchase Fund pursuant to Section 5.03 upon presentation and surrender of such Bond to the Trustee properly endorsed for transfer in blank with all signatures guaranteed. The Trustee shall, as to any Bonds which have not been delivered to it, promptly notify the Remarketing Agent of such non delivery. Upon such notification, the

Trustee shall place a stop transfer against an appropriate amount of Bonds registered in the name of the Owner(s) on the Register, commencing with the lowest serial number Bond registered in the name of such Owner(s) (until stop transfers have been placed against an appropriate amount of Bonds) until the appropriate purchased Bonds are surrendered to the Trustee.
The Trustee shall hold all Bonds delivered pursuant to this Section 5.01 in trust for the benefit of the Owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter shall deliver replacement Bonds, prepared by the Trustee in accordance with the directions of the Remarketing Agent and authenticated by the Trustee, for any Bonds purchased in accordance with the directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.
SECTION 5.02.     Remarketing of Bonds. (V) Upon the receipt by the Remarketing Agent of any notice pursuant to Section 5.01(a), the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall use its best efforts to offer for sale and sell the Bonds in respect of which such notice has been given. If a Remarketing Agent shall have been appointed, unless otherwise instructed by the Company and with the consent of the Credit Facility Issuer, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall use its best efforts to offer for sale and sell any Bonds purchased pursuant to Section 5.01(b)(i), (ii) and (iv). Any such Bonds shall be offered: (i) at a price equal to the principal amount thereof, plus interest accrued, if any, to the Purchase Date, and (ii) pursuant to terms calling for payment of the purchase price on such Purchase Date against delivery of such Bonds; provided, however, in no event shall the Remarketing Agent sell any Bond if the amount to be received from the sale of such Bond (including accrued interest, if any) is less than the principal amount thereof, plus accrued interest to the sale date. The Remarketing Agent, the Trustee or the Credit Facility Issuer may purchase any Bond offered pursuant to this Section 5.02 for their respective accounts.
(b)    The Remarketing Agent shall, subject to the terms of the Remarketing Agreement, use its best efforts to offer for sale and sell, on behalf of the Company, Bonds held pursuant to Section 5.05 other than Bonds purchased pursuant to Section 5.01(b)(iii) and, at the direction of the Company, any Bonds held for the Company by the Trustee pursuant to Section 5.04(a)(iii)(A); provided that any Bonds held pursuant to Section 5.05 shall only be released as provided in Section 5.05. Any such Bonds shall be offered at a purchase price equal to the principal amount thereof plus accrued interest, if any, thereon to the date of purchase. If any Bonds to be remarketed have been called for redemption, the Remarketing Agent shall give notice thereof to prospective purchasers of Bonds.
SECTION 5.03.     Purchase Fund; Purchase of Bonds Delivered to Trustee. (V) There is hereby established with the Trustee a Purchase Fund, which shall be an Eligible Account, the moneys in which shall be used solely to pay the purchase price of Bonds purchased pursuant to Section 5.01. There are hereby established with the Trustee within the Purchase Fund two separate and segregated accounts, to be designated “Remarketing Proceeds Account” and “Credit Facility Proceeds Account”. The Purchase Fund and the accounts therein shall be maintained as separate and segregated accounts and any moneys held therein shall not be commingled with moneys in the Company Fund established by Section 5.07 or in any other account or with any other funds of the Trustee, shall be held on and after any Purchase Date solely for the benefit of the owners of Bonds purchased on such Purchase Date pursuant to Section 5.01, shall not secure any other Bonds or be available for any purpose except as described in this paragraph and shall not be invested. Neither the Authority nor the Company shall have any interest in the Purchase Fund.
(b)    There shall be deposited into the accounts of the Purchase Fund from time to time the following:
(v)    into the Remarketing Proceeds Account, only such moneys representing proceeds from the resale by the Remarketing Agent of Bonds, as described in Section 5.02(a), to Persons other than the Company, its Affiliates, the Authority or any guarantor of the Bonds, delivered by the Remarketing Agent to the Trustee pursuant to Section 5.07 and deposited directly therein; and
(vi)    into the Credit Facility Proceeds Account, only such moneys drawn by the Trustee under a Credit Facility, if any, for the purchase of Bonds.
(c)    On each date Bonds are to be purchased pursuant to Section 5.01, such Bonds shall be purchased, but only from the funds listed below, from the owners thereof. Funds for the payment of such purchase price shall be derived from the following sources in the order of priority indicated, provided that funds derived from Section 5.03(c)(iii) shall not be combined with funds derived from Section 5.03(c)(i) or (ii) to purchase any Bonds (or authorized denomination thereof):
(ix)    Proceeds of the remarketing of such Bonds to Persons other than the Company, its Affiliates, the Authority or any guarantor of the Bonds pursuant to Section 5.02(a) and furnished to the Trustee by the Remarketing Agent and deposited directly into, and held in, the Remarketing Proceeds Account;
(x)    Proceeds of a draw on the Credit Facility, if any, deposited by the Trustee directly into, and held in, the Credit Facility Proceeds Account; and
(xi)    Moneys paid by the Company (including the proceeds of the remarketing of such Bonds to the Company, its Affiliates, the Authority or any guarantor of the Bonds) to pay the purchase price furnished to the Trustee.
(d)    In the event that the Purchase Fund no longer qualifies as an Eligible Account, the Trustee shall, within 30 calendar days, move the Purchase Fund to another financial institution such that the Eligible Account requirement will again be satisfied.
Anything herein to the contrary notwithstanding, the Trustee shall not be obligated to use its own funds to purchase any Bonds hereunder.

SECTION 5.04.     Delivery of Remarketed or Purchased Bonds. (V) Bonds purchased pursuant to Section 5.03 shall be delivered as follows:
(i)    Bonds sold by the Remarketing Agent to Persons or entities other than the Company, its Affiliates, the Authority or any guarantor of the Bonds, shall be delivered by the Remarketing Agent to the purchasers thereof.
(ii)    Bonds, the principal and interest portions of the purchase price of which are paid with moneys described in Section 5.03(c)(ii), shall be delivered to the Trustee to be held pursuant to Section 5.05.
(iii)    Bonds purchased solely with moneys described in Section 5.03(c)(iii) shall, at written direction of the Company, be (A) delivered to or held by the Trustee for the account of the Company, (B) delivered to the Trustee for cancellation or (C) delivered to the Company.
(b)    If, on any date prior to the release of Bonds held by or for the account of the Company pursuant to Section 5.04(a)(iii), all Bonds are called for redemption pursuant to Section 3.01(a) or Section 3.01(b) or an acceleration of the Bonds pursuant to Section 10.01 occurs, such Bonds shall be deemed to have been paid and shall thereupon be delivered to and cancelled by the Trustee.
SECTION 5.05.     Bonds Pledged to the Credit Facility Issuer. The Trustee shall register in its name as the Credit Facility Issuer’s designee or such other party designated by the Credit Facility Issuer any Bonds delivered to the Trustee pursuant to Section 5.04(a)(ii) upon receipt of notice from the Trustee of such delivery. Thereafter, the Trustee shall hold such Bonds pledged for the account of and subject to the security interest in favor of the Credit Facility Issuer. Each such Bond shall constitute a Pledged Bond until released as provided herein, shall be deposited in a separate custodial account established by the Trustee for the Credit Facility Issuer, and shall be released only (a) in the case of Bonds which were not purchased pursuant to Section 5.01(b)(ii) or Section 5.01(b)(iii), after the Trustee shall have been notified in writing (either by hand delivery or facsimile transmission) by the Credit Facility Issuer that the Credit Facility has been reinstated for the principal and interest portions of the drawing made to pay the purchase price of such Bond and (b) either upon telephonic notice (promptly confirmed within one Business Day in writing) to the Trustee from the Remarketing Agent that such Bond has been remarketed at a purchase price equal to the principal amount thereof plus accrued interest, if any, thereon to the date of purchase or upon Electronic Notice from the Credit Facility Issuer which directs the Trustee to release such Bond to the Company. Upon the remarketing of a Pledged Bond as described in the preceding sentence, such Bond shall be released and delivered to the purchaser thereof as identified by the Remarketing Agent against receipt of such purchase price from the purchaser on such date. The proceeds received from the remarketing of any Pledged Bond shall be paid by wire transfer and in immediately available funds on the Purchase Date to the Credit Facility Issuer. Upon receipt of the above described Electronic Notice from the Credit Facility Issuer, the Trustee shall deliver such Bonds to the Company to be held pursuant to Section 5.04(a)(iii).

On each Interest Payment Date prior to the release of Pledged Bonds, the Trustee shall apply moneys credited to the Company Account of the Bond Fund to the payment of the principal, redemption price, if any, and interest on such Pledged Bonds in the manner provided in Section 4.01, but shall not draw on the Credit Facility or otherwise use moneys credited to the Credit Facility Account of the Bond Fund for that purpose to any extent whatsoever.
If, on any date prior to the release of Pledged Bonds, all Bonds are called for redemption pursuant to Article III hereof or the Trustee declares an acceleration of the Bonds pursuant to Section 10.01 hereof, then those Pledged Bonds shall be deemed to have been paid by the Credit Facility Issuer in respect of principal of the Bonds upon such redemption or acceleration and shall thereupon be delivered to the Trustee for cancellation.
It is recognized and agreed by the Trustee that such Pledged Bonds are held by the Trustee for the benefit of the Credit Facility Issuer as a secured creditor.
Notwithstanding anything to the contrary in this Section 5.05, if and for so long as the Bonds are to be registered in accordance with Section 2.14, the registration requirements under this Section shall be deemed satisfied if Pledged Bonds are (i) registered in the name of the Depository or its nominee in accordance with Section 2.14, (ii) credited on the books of the Depository to the account of the Trustee (or its nominee) and (iii) further credited on the books of the Trustee (or such nominee) to the account of the Credit Facility Issuer (or its designee).
SECTION 5.06.     Drawings on Credit Facility. (V) The Trustee shall prior to 12:00 noon (New York City time) on each Purchase Date draw under the Credit Facility, if any, held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 2:00 p.m. (New York City time) on such Purchase Date, in an amount sufficient, together with moneys described in Section 5.03(c)(i) and available for such purchase, to enable the Trustee to pay the purchase price of such Bonds to be purchased on such Purchase Date, from moneys on deposit in the Credit Facility Proceeds Account, provided however, that in no event shall moneys in the Credit Facility Proceeds Account be used to pay any amount which may be due on Bonds held pursuant to Section 5.05.
(b)    If any Credit Facility permits any drawings to be made later than is provided herein, the Trustee shall make any drawing required under this Section 5.06 in accordance with the terms of the Credit Facility for drawing thereunder in a manner so as to be reasonably assured that immediately available funds will be available to the Trustee by 2:00 p.m. (New York City time) on a Purchase Date to pay the purchase price and the Trustee shall deposit those moneys directly into the Credit Facility Proceeds Account.
(c)    If the Credit Facility Issuer fails by 2:00 p.m. on any Purchase Date, for any reason, to provide an amount sufficient, together with moneys described in Section 5.03(c)(i) and available for such purchase, to enable the Trustee to pay the purchase price of such Bonds to be purchased on such Purchase Date or the Credit Facility has been repudiated, the Trustee shall immediately notify the Company by telephone and by Electronic Notice of such failure to pay and the Company shall furnish immediately available funds by 3:00 p.m. (New York City time) on such Purchase Date, in an amount sufficient, together with moneys described in Section 5.03

(c)(i) and available for such purchase, to enable the Trustee to pay the purchase price of such Bonds to be purchased on such Purchase Date.
SECTION 5.07.     Delivery of Proceeds of Sale. The proceeds of the remarketing of any Bonds by the Remarketing Agent shall be delivered by the Remarketing Agent directly to the Trustee no later than 11:30 a.m. (New York City time) on the Purchase Date, and, except as described in the next sentence, all such remarketing proceeds shall be deposited directly into the Remarketing Proceeds Account. The proceeds of any remarketing of Bonds by the Remarketing Agent to the Company, its affiliates, the Authority or any guarantor of the Bonds shall be delivered to the Trustee in accordance with the first sentence of this Section, separate and segregated from any other moneys and identified by the Remarketing Agent as to source, but shall not be deposited in the Purchase Fund but shall instead be deposited in a fund known as the “Company Fund” which is hereby established with the Trustee and which shall be maintained as a separate and segregated account and any moneys held therein shall not be commingled with moneys in the Purchase Fund or any other account or with any other funds of the Trustee. In the absence of any of the aforesaid identifications, the Trustee may conclusively assume that no moneys representing the proceeds from the remarketing by the Remarketing Agent of any Bonds were proceeds from the remarketing of Bonds to the Company, its Affiliates, the Authority or any guarantor of the Bonds. There shall also be deposited into the Company Fund from time to time all Purchase Payments made by the Company.
If a Credit Facility is then in effect, the moneys in the Company Fund shall be paid, to the extent not needed on such date to pay the purchase price of Bonds, first, to the Credit Facility Issuer, to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to a Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee and the Company) and, second, to the Company. If any Bonds held by the Trustee for the account of the Company pursuant to Section 5.04(a)(iii)(A) are remarketed by the Remarketing Agent pursuant to Section 5.02(b), then the proceeds received from such remarketing shall be remitted by the Trustee to the Company. If any Bonds held by the Trustee pursuant to Section 5.05 are remarketed by the Remarketing Agent pursuant to Section 5.02(b), then the proceeds received from such remarketing shall, on the date of such remarketing, be delivered by the Remarketing Agent to the Trustee, for the account of the Credit Facility Issuer, with Electronic Notice of the amount of such proceeds given by the Remarketing Agent to the Credit Facility Issuer, the Trustee and the Company, against delivery of such Bonds, subject to Section 5.05 hereof.
SECTION 5.08.     Limitations on Purchase. Anything in this Indenture to the contrary notwithstanding, there shall be no purchase of (a) less than the entire amount of any Bond unless the amount to be purchased and the amount to be retained by the owner are in authorized denominations or (b) any Bond upon the demand of the Owner if the Bonds have been declared due and payable pursuant to Section 10.01.
SECTION 5.09.     Duties of the Trustee with Respect to Tenders. The Trustee agrees:

(iv)    to hold all Bonds delivered to it pursuant to Section 5.01, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such owners;
(v)    to hold all moneys (without investment thereof or responsibility for interest thereon) delivered to it hereunder for the purchase of Bonds pursuant to Section 5.01 as agent and bailee of, and in escrow for the benefit of, the Person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or entity and thereafter to hold such moneys (without investment thereof) as agent and bailee of, and in escrow for the benefit of, the Person or entity which shall be entitled thereto on the Purchase Date;
(vi)    to hold Bonds for the account of the Company as contemplated by Section 5.04(a)(iii);
(vii)    to hold for the Credit Facility Issuer Bonds purchased pursuant to Section 5.01 with moneys representing the proceeds of a drawing under the Credit Facility by the Trustee as contemplated by Section 5.05; and
(viii)    to keep such books and records as shall be consistent with corporate trust industry practice and to make such books and records available for inspection by the Authority and the Company at all reasonable times upon prior written notice.
ARTICLE VI

INVESTMENTS
SECTION 6.01.     Investments. The moneys in the Bond Fund (except moneys in the Credit Facility Account) shall, at the written direction of the Company, be invested and reinvested in Investment Securities, such direction to specify the particular investment to be made. Any Investment Securities may be purchased subject to options or other rights in third parties to acquire the same. Subject to the further provisions of this Section 6.01, such investments shall be made by the Trustee as directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative. As and when any amounts thus invested may be needed for disbursements from the Bond Fund, the Trustee shall request the Company to designate such investments to be sold or otherwise converted into cash to the credit of the Bond Fund as shall be sufficient to meet such disbursement requirements and shall then follow any directions in respect thereto of an Authorized Company Representative. As long as no Event of Default shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond Fund, provided that the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of Section 11.05 hereof. Moneys held in the Credit Facility Account shall not be invested and the Trustee shall not be liable for the payment of interest thereon. The Trustee shall have no liability for any fees, costs, taxes, losses or other charges incurred in connection with any investment, reinvestment or liquidation of any investment hereunder.
ARTICLE VII

CREDIT FACILITIES
SECTION 7.01.     Letter of Credit. Each Letter of Credit provided while the Interest Rate Mode for the Bonds is the Daily Rate or the Weekly Rate shall provide for direct-payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the issuer of the Letter of Credit to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof (and the Trustee agrees to draw on the Letter of Credit at such times and in such amounts as may be required to provide the following amounts at the required times), up to (a) an amount equal to the principal amount of the Bonds (i) to pay the principal of the Bonds when due whether at stated maturity, upon redemption or acceleration or (ii) to enable the Trustee to pay the portion of the purchase price equal to the principal amount of Bonds purchased pursuant to Section 5.01 to the extent remarketing proceeds are not available in the Remarketing Proceeds Account for such purpose, plus (b) an amount equal to at least 45 days’ interest accrued on the Bonds computed at the assumed maximum rate of ten percent (10%) per annum (the “Interest Component”) (i) to pay interest on the Bonds when due or (ii) to enable the Trustee to pay the portion of the purchase price of the Bonds purchased pursuant to Section 5.01 equal to the interest accrued, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose in the Remarketing Proceeds Account. The Trustee will draw upon such a Letter of Credit for the aforementioned amounts only while the Interest Rate Mode for such Bonds is the Daily Rate or the Weekly Rate.
Each Letter of Credit shall provide that if, in accordance with the terms of the Indenture, the Bonds shall become immediately due and payable pursuant to any provision of the Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent of the aggregate principal amount of the Bonds then Outstanding plus, to the extent available under the Credit Facility, an amount sufficient to pay interest on all Outstanding Bonds, less amounts for which the Letter of Credit shall not have been reinstated. In no event will the Trustee be entitled to make drawings under the Letter of Credit for the payment of any amount due on any Bond held pursuant to Section 5.05 or otherwise registered in the name of the Company.
Except as provided in Section 4.01(e) and Section 10.10 hereof, the Trustee shall have no responsibility to reimburse the issuer of the Letter of Credit for any drawings on a Letter of Credit or any other Credit Facility Issuer for any drawings on the Credit Facility.
SECTION 7.02.     Termination. If at any time there shall cease to be any Bonds Outstanding hereunder or if any then current Credit Facility is otherwise terminated, the Trustee shall promptly surrender any such Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

At any time the Bonds are subject to optional redemption in whole pursuant to Section 3.01(a), the Trustee shall upon such optional redemption, at the written direction of the Company, but subject to the conditions contained in this paragraph, deliver any Credit Facility for cancellation in accordance with the terms thereof which cancellation may be without substitution therefor or replacement thereof; provided, that the Company shall not be entitled to give any such direction if the purchase price of any Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation, determined under such Section 5.01(b)(ii), includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer that the Trustee can draw under the Credit Facility on the Purchase Date related to such purchase of Bonds in an aggregate amount sufficient to pay the premium due upon such purchase of Bonds on such Purchase Date. If the Interest Rate Mode for Bonds is the Commercial Paper Rate, in addition to the written confirmation to the Trustee the Company shall notify the Remarketing Agent to establish a Commercial Paper Rate Period for each such Bond in accordance with Section 2.02(c)(i)(C)(1). Any such cancellation shall not become effective, surrender of such Credit Facility shall not take place and that Credit Facility shall not terminate, in any event, until payment by the issuer of that Credit Facility shall have been made for any and all drawings by the Trustee effected on or before such cancellation date (including, if applicable, any drawings for payment of the purchase price of Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation). Notice of any proposed cancellation of the Credit Facility shall be given by the Company in writing to the Trustee at least twenty five (25) days prior to the effective date of such cancellation. Upon such cancellation, the Trustee shall surrender such Credit Facility to the Credit Facility Issuer in accordance with its terms.
SECTION 7.03.     Alternate Credit Facilities. Subject to the conditions of this Section 7.03, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility, including, without limitation, a Letter of Credit, having administrative terms acceptable to the Trustee. At least twenty five (25) days prior to the proposed effective date of the proposed Alternate Credit Facility, the Company shall give notice, which notice, if the Interest Rate Mode is the Commercial Paper Rate, shall also contain a certification with respect to the length of each Commercial Paper Rate Period permitted hereunder after delivery of such Alternate Credit Facility, of such replacement to the Trustee, the Remarketing Agent and the then current Credit Facility Issuer. If (A)(x) all of the Bonds are then subject to optional redemption pursuant to Section 3.01(a) and (y) if the purchase price of any Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with cancellation, termination or substitution of the existing Credit Facility, determined under such Section 5.01(b)(ii), includes any premium and the Trustee has received written confirmation from the Credit Facility Issuer that the Trustee can draw under the Credit Facility (other than the Alternate Credit Facility being delivered in connection with such cancellation) on the Purchase Date related to such purchase of Bonds in an aggregate amount sufficient to pay the premium due upon such purchase of Bonds on such Purchase Date, or (B) the Company shall have provided to the Trustee Ratings Confirmations, then the Trustee shall (i) give the notice provided for in Section 7.05 and (ii) on the date of delivery of such Alternate Credit Facility, accept such Alternate Credit Facility and surrender the previously held Credit Facility, if any, to the previous Credit Facility Issuer for cancellation promptly on the day the Alternate Credit Facility becomes effective; provided, further, however, that such Credit Facility shall not be surrendered for cancellation until payment by the issuer of the Credit

Facility to be surrendered shall have been made for any and all drawings by the Trustee effected on or before the date of such surrender for cancellation (including any drawings for payment of the purchase price of Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation, termination or substitution). If the Interest Rate Mode for Bonds is the Commercial Paper Rate, and if the preceding sentence is applicable, the notices required under this Section 7.03 shall be delivered in sufficient time to permit the Remarketing Agent to establish a Commercial Paper Rate Period for each such Bond in accordance with Section 2.02(c)(i)(C)(1).
As a condition to accepting any Alternative Credit Facility, any Alternate Credit Facility delivered to the Trustee must be accompanied by an opinion of counsel to the issuer or provider of such Credit Facility stating that such Credit Facility is a legal, valid, binding and enforceable obligation of such issuer or obligor in accordance with its terms and an opinion of Bond Counsel delivered to the Trustee stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Indenture and that the delivery of such Alternate Credit Facility will not, in and of itself, adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes. In addition, if the Company grants a security interest in any cash, securities or investment property to the issuer or provider of such Alternate Credit Facility, the Company must furnish the Trustee with an opinion of Bond Counsel stating that such grant will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income for purposes of federal income taxation nor adversely affect any security interest created under the Indenture in favor of the holders of the Bonds.
SECTION 7.04.     Mandatory Purchase of Bonds.
(d)    Prior to Expiration of Credit Facility. On the fifteenth day (or if such day is not a Business Day, the preceding Business Day) preceding the stated expiration of the term of the then current Credit Facility if such Credit Facility is not extended and if the Company shall not have delivered Ratings Confirmations to the Trustee, the Bonds shall become subject to mandatory purchase in accordance with Section 5.01(b)(ii) and the Trustee shall give notice thereof in accordance with Section 7.05(a).
(e)    Prior to Cancellation, Substitution or Termination of Credit Facility. Upon notice delivered by the Company pursuant to Section 7.02 or Section 7.03, if such notice shall not have been accompanied by Ratings Confirmations, the Bonds shall become subject to mandatory purchase pursuant to Section 5.01(b)(ii) and the Trustee shall give notice thereof in accordance with Section 7.05(a).
(f)    At Direction of Credit Facility Issuer. Upon receipt of written notice delivered to the Trustee by the Credit Facility Issuer that states that an event of default has occurred and is continuing under the Reimbursement Agreement, the Bonds shall become subject to mandatory purchase pursuant to Section 5.01(b)(iii) and the Trustee shall give notice thereof in accordance with Section 7.05(b) and Section 5.01(b)(iii).

SECTION 7.05.     Notices.
(a)    At the expense of the Company, the Trustee shall notify the Owners by Mail or Electronic Means of any expiration, termination, a substitution or cancellation of the Credit Facility which will subject the Bonds to mandatory purchase in accordance with Section 5.01(b)(ii) at least fifteen (15), but not more than twenty five (25), days before any Purchase Date resulting from such expiration, termination, substitution or cancellation. The notice will state:
(vii)    that the Credit Facility is expiring or being cancelled, substituted or terminated;
(viii)    the Purchase Date; and
(ix)    that the Bonds will be subject to mandatory purchase (and the purchase therefor) on the Purchase Date in accordance with Section 5.01(b)(ii) and that if any Owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee on the Purchase Date, and if the Trustee is in receipt of the purchase price therefor, such Bond not delivered shall nevertheless be purchased on the Purchase Date and shall cease to accrue interest on and from such date.
(b)    The Trustee shall, as soon as practicable but in no event later than one Business Day prior to the Purchase Date, notify the Owners by Mail or Electronic Means, of a mandatory purchase of Bonds at the direction of the Credit Facility Issuer as a result of the receipt by the Trustee of a notice from the Credit Facility Issuer stating that an event of default has occurred and is continuing under the Reimbursement Agreement. The notice will state:
(x)    that the Bonds are subject to mandatory purchase at the direction of the Credit Facility Issuer as a result of an event of default occurring and continuing under the Reimbursement Agreement;
(xi)    the Purchase Date, which shall occur on the second Business Day after the date of receipt by the Trustee of the notice from the Credit Facility Issuer; and
(xii)    that the Bonds will be subject to mandatory purchase (and the purchase price therefor) on the Purchase Date in accordance with Section 5.01(b)(iii) and that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Trustee on the Purchase Date, and if the Trustee is in receipt of the purchase price therefor, such Bond not delivered shall nonetheless be purchased on the Purchase Date and cease to accrue interest on and from such date; and
(c)    At the expense of the Company, the Trustee shall notify the Owners by Mail or Electronic Means of any expiration, termination, substitution or cancellation of the Credit Facility which will not subject the Bonds to mandatory purchase in accordance with Section 5.01(b)(ii) at least fifteen (15), but not more than twenty five (25), days before any such expiration, termination, substitution or cancellation. The notice will state:

(ix)    that the existing Credit Facility is expiring or being cancelled, substituted or terminated;
(x)    if an Alternate Credit Facility is being provided, the identity of the issuer of the Alternate Credit Facility;
(xi)    that the Trustee has received Ratings Confirmations; and
(xii)    that the Bonds will not be subject to mandatory purchase in accordance with Section 5.01(b)(ii).
(d)    Copies of any notices required by this Section 7.05 shall also be sent to the Authority and the Remarketing Agent.
SECTION 7.06.     Other Credit Enhancement; No Credit Facility. Anything else to the contrary in this Article VII or in this Indenture notwithstanding, upon a mandatory purchase of the Bonds as set forth in Section 5.01(b)(i), Section 5.01(b)(ii) or Section 5.01(b)(iii), the Company shall not be required to provide a Credit Facility or other credit enhancement or the Company may provide credit or liquidity enhancement other than a Credit Facility providing for (i) the payment of the principal, interest and redemption payment on the Bonds or a portion thereof or (ii) payment of the purchase price of the Bonds; provided, however, such credit or liquidity enhancement shall have administrative provisions reasonably satisfactory to the Trustee and the Remarketing Agent, and the Company shall provide the Trustee with an opinion of Bond Counsel stating that the other credit or liquidity enhancement or the delivery of such other credit or liquidity enhancement, or both, will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income for purposes of federal income taxation. In addition, no Credit Facility shall be required upon Conversion to any Term Rate Period including, without limitation, from a Ten Year Call Term Rate Period to a new Ten Year Call Term Rate Period, from a Five Year Call Term Rate Period to a new Five Year Call Term Rate Period or and from a No Call Term Rate Period to a new No Call Term Rate Period.
ARTICLE VIII

GENERAL COVENANTS
SECTION 8.01.     No General Obligations. Each and every covenant herein made, including all covenants made in the various sections of this Article VIII, is predicated upon the condition that neither Apache County, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of, or premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement created by or arising out of this Indenture or the issuance of the Bonds, and further that neither the Bonds, nor the premium, if any, or interest thereon, nor any such obligation or agreement of the Authority shall be construed to constitute an indebtedness of Apache County, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the interest and premium, if any, and the purchase price thereon shall be limited obligations of the Authority payable solely from the Receipts and Revenues of the Authority from the Loan Agreement and the other moneys pledged therefor.
The Authority shall promptly cause to be paid, solely from the sources stated herein, the principal of and premium, if any, and interest on and the purchase price of every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof.
SECTION 8.02.     Performance of Covenants of the Authority; Representations. The Authority shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The Authority represents that it is duly authorized under the Constitution and laws of the State of Arizona to issue the Bonds authorized hereby, to enter into the Loan Agreement and this Indenture, and to pledge and assign to the Trustee the Trust Estate, and that the Bonds in the hands of the Owners thereof are and will be valid and binding limited obligations of the Authority.
SECTION 8.03.     Maintenance of Rights and Powers; Compliance with Laws. The Authority shall at all times use its best efforts to maintain its corporate existence or assure the assumption of its obligations under this Indenture by any public body succeeding to its powers under the Act; and it shall at all times use its best efforts to comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body known to it to be applicable to the Loan Agreement and this Indenture.
SECTION 8.04.     Enforcement of Obligations of the Company; Amendments. Upon receipt of written notification from the Trustee, the Authority shall cooperate with the Trustee in enforcing the obligation of the Company to pay or cause to be paid all the payments and other costs and charges payable by the Company under the Loan Agreement. The Authority shall not enter into any agreement with the Company amending the Loan Agreement without the prior written consent of the Trustee and compliance with Sections 14.06 and 14.07 of this Indenture (a revision to Exhibit A to the Loan Agreement not being deemed an amendment for purposes of this Section).
SECTION 8.05.     Further Instruments. The Authority shall, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Indenture; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State of Arizona, Apache County, the Authority or any other political subdivision of said State.
SECTION 8.06.     No Disposition of Trust Estate. Except as permitted by this Indenture, the Authority shall not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Trust Estate and will promptly pay or cause to be discharged or make adequate provision to discharge any lien or charge on any part thereof not permitted hereby.

SECTION 8.07.     Financing Statements. The Authority and the Trustee shall cooperate with the Company in causing appropriate financing statements naming the Trustee as pledgee of the Receipts and Revenues of the Authority from the Loan Agreement and of the other moneys pledged under the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, and as pledgee and assignee of the balance of the Trust Estate, and the Authority shall cooperate with the Trustee and the Company in causing appropriate continuation statements to be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State of Arizona and any other applicable jurisdiction, as from time to time amended, in order to perfect and maintain the security interests created by this Indenture.
SECTION 8.08.     Tax Covenants; Rebate Fund. (VIII) The Authority covenants for the benefit of all beneficial owners from time to time of the Bonds that it will not directly or indirectly use or (to the extent within its control), permit the use of, the proceeds of any of the Bonds or any other funds of the Authority, or take or omit to take any other action, if and to the extent that such use, or the taking or omission to take such action, would cause any of the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the 1986 Code or otherwise subject to federal income taxation by reason of failing to comply with the requirements of Title XIII of the Tax Reform Act of 1986 and Section 103 of the 1954 Code, as applicable, and any applicable regulations promulgated thereunder. To that end the Authority covenants to comply with all covenants set forth in the Tax Agreement, which is hereby incorporated herein by reference as though fully set forth herein.
(b)    The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated “The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Springerville Project) Rebate Fund” (herein called the “Rebate Fund”) in accordance with the provisions of the Tax Agreement. Within the Rebate Fund, the Trustee shall maintain such accounts as shall be directed in writing by the Company in order for the Authority and the Company to comply with the provisions of the Tax Agreement. Subject to the transfer provisions provided in paragraph (c) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Requirement (as defined in the Tax Agreement), for payment to the United States of America, and neither the Company, the Authority or the Owners shall have any rights in or claim to such moneys. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section 8.08, by Section 6.04 of the Loan Agreement and by the Tax Agreement. The Trustee shall conclusively be deemed to have complied with such provisions if it follows the written directions of the Company, including supplying all necessary information in the manner set forth in the Tax Agreement, and shall not be required to take any actions thereunder in the absence of written directions from the Company.
(c)    Upon receipt of the Company’s written instructions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States of America, as so directed. In addition, if the Company so directs, the Trustee shall deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the Company’s written directions. Any funds remaining in the Rebate Fund after all of the Bonds shall have been paid and any Rebate Requirement shall have been satisfied, or provision therefor reasonably satisfactory to the Trustee shall have been made, shall be withdrawn and remitted to the Company.
(d)    Notwithstanding any provision of this Indenture, the obligation to remit the Rebate Requirement to the United States of America and to comply with all other requirements of this Section 8.08, Section 6.04 of the Loan Agreement and the Tax Agreement shall survive the payment of the Bonds and the satisfaction and discharge of this Indenture.
SECTION 8.09.     Notices from Trustee. The Trustee shall give notice to both the Authority and the Company whenever it is required hereby to give notice to either and, additionally, shall furnish to the Authority and the Company copies of any notice by Mail or Electronic Means given by it pursuant to any provision hereof.
ARTICLE IX

DEFEASANCE
SECTION 9.01.     Defeasance. (IX) When the principal or redemption price, as the case may be, of, and interest on, all Bonds issued hereunder have been paid, or provision has been made for payment of the same, together with all amounts due to the Trustee and all other sums payable hereunder by the Authority, and all obligations owed to the Credit Facility Issuer have been paid and the Credit Facility has been returned to the Credit Facility Issuer for cancellation, the right, title and interest of the Trustee in the Loan Agreement and the moneys payable thereunder shall thereupon cease and the Trustee, on demand of the Authority, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Authority and shall turn over to the Company all balances then held by it hereunder; provided, however, that notwithstanding any other provision in this Indenture, any money in the Credit Facility Account shall be paid solely to the Credit Facility Issuer and not to the Company. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portions thereof) for which provision for payment shall have been considered made shall be selected by lot by the Trustee, and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds.
(b)    Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment and any payment of the purchase price of Bonds pursuant to Section 5.01 and/or (ii) Government Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any investment earnings thereof) to make such payment and any payment of the purchase price of Bonds pursuant to Section 5.01, and which are not subject to prepayment, redemption or call prior to their stated maturity; provided that if a Credit Facility is then held by the Trustee, (1) such payment and any payment of the purchase price of Bonds pursuant to Section 5.01 shall be made only from proceeds of the Credit Facility deposited directly into the Credit Facility Account or the Credit Facility Proceeds Account, as applicable, or (2) the Company shall have caused to be delivered to the Trustee both a certification as to whether the Bonds are then rated and an opinion of Bankruptcy Counsel which opinion, if the Bonds are then rated, shall be satisfactory to the Rating Agency, that any such payment and the payment of the purchase price of any Bonds pursuant to Section 5.01 will not be considered an avoidable “preferential transfer” by the Company or the Authority under Section 547 of the United States Bankruptcy Code or any other applicable state or federal bankruptcy law, in the event of the occurrence of an Event of Bankruptcy.
No Bonds in respect of which a deposit under clause (i) or (ii) above has been made shall be deemed paid within the meaning of this Article unless (A) the Bonds mature on the last day of the current Rate Period and no Bonds are required to be purchased upon demand of the owners pursuant to Section 5.01(a) or subject to mandatory purchase pursuant to Section 5.01(b) between the date of such deposit and the maturity date of the Bonds, or (B) the Bonds may be redeemed on or before the last day of the then current Rate Period and provision has been irrevocably made for such redemption on or before such date and no Bonds are required to be purchased upon demand of the owners pursuant to Section 5.01(a) or subject to mandatory purchase pursuant to Section 5.01(b) between the date of such deposit and the redemption date of the Bonds, and (C) in the case of a deposit of Government Obligations or a deposit consisting of a combination of cash and Government Obligations, the Trustee has received a certificate from a firm of independent certified public accountants to the effect that the amounts deposited are sufficient, without the need to reinvest any principal or interest, to make all payments that might become due on the Bonds (a copy of such certificate to be forwarded by the Company to the Rating Agency) and (D) the Trustee shall thereafter have received a written confirmation from the Rating Agency that such action would not result in (x) a permanent withdrawal of its rating on the Bonds or (y) a reduction in the then current rating on the Bonds; provided that notwithstanding any other provision of this Indenture, any Bonds purchased pursuant to Section 5.01 after such a deposit shall be surrendered to the Trustee for cancellation and shall not be remarketed. Notwithstanding the foregoing, no delivery to the Trustee under this subsection (b) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with Article III or the Authority shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give, in the manner and at the times prescribed by Article III, notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, purchase price or redemption price of and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal, purchase price or redemption price of any Bonds more than sixty (60) days following the deposit thereof with the Trustee, the Trustee shall send a notice by Mail or Electronic Means to all owners of Bonds for the payment of which such moneys or obligations are being held, to their registered addresses, stating that moneys or obligations have been deposited with the Trustee and identifying the Bonds for the payment of which such moneys or obligations are being held and shall also send a copy of that notice by Mail or Electronic Means to the Rating Agency; provided, however, that the Trustee shall have no liability or obligation to the Rating Agency if it shall fail to give such organization such notice.
(c)    Anything in Article IX to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the Owner of each of the Bonds affected thereby.
Notwithstanding the foregoing, those provisions relating to the purchase of Bonds, the maturity of Bonds, the Depository and the interest payments and dates thereof, drawings upon the Credit Facility, if any, and the Trustee’s remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non presentment of Bonds, the Rebate Fund and arbitrage matters under Section 148(f) of the Code, the holding of moneys in trust, and repayments to the Credit Facility Issuer or the Company from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses, right and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Authority, the Company and the Owners notwithstanding the release and discharge of the lien of this Indenture.
ARTICLE X

DEFAULTS AND REMEDIES
SECTION 10.01.     Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:
(b)    a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption or otherwise;
(c)    a failure to pay an installment of interest on any of the Bonds after such interest shall have become due and payable for a period of five (5) days (thirty (30) days if the Interest Rate Mode for such Bonds is the Ten Year Call Term Rate, Five Year Call Term Rate or No Call Term Rate);
(d)    a failure to pay the purchase price of any Bond required to be purchased pursuant to Section 5.01 hereof for a period of five (5) days after such payment becomes due and payable; or
(e)    a failure by the Authority to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a), (b) and (c) of this Section 10.01) contained in the Bonds or in this Indenture on the part of the Authority to be observed or performed, which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Authority and the Company by the Trustee, which may give such notice in its discretion and which shall give such notice at the written request of Owners of not less than a majority of the principal amount of the Bonds then Outstanding, unless the Trustee, or the Trustee and Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested that such notice be given, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Authority, or the Company on behalf of the Authority, within such period and is being diligently pursued.
Upon the occurrence and continuance of any Event of Default described in clause (a), (b) or (c) of the preceding paragraph, the Trustee may, and at the written request of Owners of not less than a majority of the principal amount of Bonds then Outstanding, the Trustee shall, by written notice to the Authority, the Credit Facility Issuer, if any, and the Company, declare the Bonds to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof by Mail or Electronic Means to all Owners of Outstanding Bonds. On the date the Bonds have been so declared to be due and payable when a Credit Facility shall be in effect, the Trustee shall make a drawing or demand for payment under the Credit Facility in accordance with Section 4.01(d).
The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Authority shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum borne by the Bonds) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and any predecessor Trustee, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Authority and the Company, and, if notice of the acceleration of the Bonds shall have been given to the Owners of the Bonds, shall give notice thereof by Mail or Electronic Means to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon. The Trustee shall not annul any declaration resulting from any Event of Default which has resulted in a drawing under the Credit Facility unless the Trustee has received written confirmation from the Credit Facility Issuer that the notice that resulted in such Event of Default has been rescinded and Credit Facility has been fully reinstated.

No Event of Default described in Section 10.01(a), (b) or (c) shall be deemed to have occurred solely by reason of such failure to make such payment if and to the extent that payments have nonetheless been made by a Credit Facility Issuer to the Trustee pursuant to the Credit Facility for deposit in the Bond Fund at such time and in such manner as to prevent an Event of Default described under such Section 10.01(a), (b) or (c).
SECTION 10.02.     Remedies. Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of Owners of not less than a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:
(a)    by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the Authority or the Company to carry out any agreements with or for the benefit of such Owners and to perform its or their duties under the Act, the Loan Agreement and this Indenture;
(b)    bring suit upon the Bonds; or
(c)    by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.
SECTION 10.03.     Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Authority, the Trustee and the Owners shall be restored, subject to any determination in such proceeding, to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.
SECTION 10.04.     Owners’ Right to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and that the Trustee shall have the right (but not the obligation) to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken, or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Owners not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Owners.
SECTION 10.05.     Limitation on Owners’ Right to Institute Proceedings. No Owner of Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless the Owners of not less than a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners of the Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners of the Bonds.
SECTION 10.06.     No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner of a Bond to receive payment of the principal of and premium, if any, and interest on such Bond, on or after the respective due dates expressed therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.
SECTION 10.07.     Proceedings by Trustee without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof on the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners of the Bonds, subject to the provisions of this Indenture.
SECTION 10.08.     No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Loan Agreement, now or hereafter existing at law or in equity or by statute.
SECTION 10.09.     No Waiver of Remedies. No delay or omission of the Trustee or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article X to the Trustee and to the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.
SECTION 10.10.     Application of Moneys. Any moneys received by the Trustee under this Article X or otherwise held by the Trustee under this Indenture shall be applied in the following order; provided that any moneys received by the Trustee from a drawing on the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in paragraph (b) below with respect to the principal of, and interest accrued on, Bonds other than Bonds held of record by or, to the actual knowledge of the Trustee, for the account of the Company after purchase thereof pursuant to Section 5.04(a)(iii) and other than Bonds held pursuant to Section 5.05 or otherwise registered in the name of the Company; and provided, further, that moneys held in the Purchase Fund shall only be applied as set forth in Section 5.03:
(a)    to the payment of the fees and expenses of the Trustee incurred or anticipated to be incurred, including reasonable counsel fees and expenses, any disbursements of the Trustee with interest thereon and its reasonable compensation and all other amounts owing to the Trustee under Section 11.04 hereof or under Section 5.04 and Section 5.05 of the Loan Agreement;
(b)    to the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, including any interest on overdue interest (to the extent permitted by law) at the rate borne by such Bond on the day before the default or Event of Default occurred, provided that if the Interest Rate Mode was then the Commercial Paper Rate, the default rate for all of the Bonds shall be equal to the highest interest rate then in effect for any Bond, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and
(c)    to the payment of any unpaid expenses of the Authority, including reasonable counsel fees and expenses, incurred in connection with the Event of Default.
The surplus, if any, shall be paid first to the Credit Facility Issuer to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee) and second (other than any moneys received by the Trustee from a drawing on a Credit Facility, if any) to the Company or the Person lawfully entitled to receive the same as a court of competent jurisdiction may direct.
SECTION 10.11.     Severability of Remedies. It is the purpose and intention of this Article X to provide rights and remedies to the Trustee and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful, the Trustee and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.
ARTICLE XI

TRUSTEE
SECTION 11.01.     Acceptance of Trusts. The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article XI, to all of which the Authority agrees and the respective Owners agree by their acceptance of delivery of any of the Bonds.

SECTION 11.02.     No Responsibility for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee’s authentication upon the Bonds, are not made by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture or the Bonds.
SECTION 11.03.     Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers, or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent, receiver, or employee selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own negligence or bad faith.
Anything in this Indenture to the contrary notwithstanding, the Trustee shall in no event be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
SECTION 11.04.     Compensation, Expenses and Advances. The Trustee under this Indenture shall be entitled to such compensation as agreed in writing for its services rendered hereunder (not limited by any provision of law regarding the compensation of the trustee of an express trust) and to reimbursement for its actual out of pocket expenses (including counsel fees and expenses) reasonably incurred in connection therewith except as a result of its negligence or willful misconduct, including, without limitation, compensation for any services rendered, and reimbursement for any expenses incurred, at and subsequent to the time the Bonds are deemed to have been paid in accordance with Article IX hereof. If the Authority shall fail to perform any of the covenants or agreements contained in this Indenture, other than the covenants or agreements in respect of the payment of the principal of and premium, if any, and interest on the Bonds, the Trustee may, in its uncontrolled discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the Authority, but the Trustee shall be under no obligation so to do; and any and all such advances may bear interest at a rate per annum not exceeding the base rate then in effect for 90 day commercial loans by the Trustee or a commercial banking affiliate of the Trustee designated as such by the Trustee in the city in which is located the Principal Office of the Trustee (or such affiliate, as the case may be) to borrowers of the highest credit standing; but no such advance shall operate to relieve the Authority from any default hereunder. In Section 5.04 of the Loan Agreement, the Company has agreed that it will pay to the Trustee (including any predecessor Trustee), such compensation and reimbursement of expenses and advances, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. If the Company shall have failed to make any payment to the Trustee or any predecessor Trustee under Section 5.04 of the Loan Agreement and such failure shall have resulted in an Event of Default under the Loan Agreement, the Trustee, and any predecessor Trustee, shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners, for the payment of its compensation and the reimbursement of its expenses and any advances made by it, as provided in this Section 11.04, upon the moneys and obligations in the Bond Fund; provided, however, that neither the Trustee nor any predecessor Trustee shall have any such claim upon moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof; and provided further that funds in the Purchase Fund and funds in the Credit Facility Account shall not be used to compensate the Trustee.
In Section 5.05 of the Loan Agreement, the Company has agreed to indemnify the Trustee and any predecessor Trustee to the extent provided therein.
SECTION 11.05.     Notice of Events of Default. The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Indenture other than an Event of Default under clause (a), (b) or (c) of the first paragraph of Section 10.01 hereof, unless an officer assigned by the Trustee to administer its corporate trust business has been specifically notified in writing of such default or Event of Default by Owners of at least a majority of the principal amount of the Bonds then Outstanding. The Trustee may, however, at any time, in its discretion, require of the Authority and the Company full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.
SECTION 11.06.     Action by Trustee. Prior to the occurrence and continuance of an Event of Default, the Trustee shall only undertake those acts specifically set forth herein, and no duties shall be implied against it. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by Owners of at least a majority in principal amount of the Bonds then Outstanding, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it; provided, however, that no security or indemnity shall be requested or required for the Trustee to draw upon or demand payment under the Credit Facility, if any, then held by the Trustee in accordance with its terms when required under the provisions of this Indenture. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from the Owners of the Bonds, or without such security or indemnity.
SECTION 11.07.     Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Loan Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Trustee shall not be bound to recognize any person as an Owner of a Bond or to take any action at his request unless the ownership of such Bond is proved as contemplated in Section 13.01 hereof.
SECTION 11.08.     Dealings in Bonds and with the Authority and the Company. The Trustee, in its individual or any other capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Owner of a Bond may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, in its individual or any other capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as a depository, trustee, or agent for any committee or body of Owners of Bonds secured hereby or other obligations of the Authority as freely as if it did not act in any capacity hereunder.
SECTION 11.09.     Allowance of Interest. The Trustee may, but shall not be obligated to, allow and credit interest upon any moneys which it may at any time receive under any of the provisions of this Indenture, at such rate, if any, as it customarily allows upon similar funds of similar size and under similar conditions. All interest allowed on any such moneys shall be credited as provided in Article IV with respect to interest on investments.
SECTION 11.10.     Construction of Indenture. The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners of the Bonds.
SECTION 11.11.     Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the President of the Authority and with the Company, not less than forty-five (45) days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by Mail or Electronic Means to all Owners of Bonds. Such resignation shall take effect on the later to occur of (i) the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee and (ii) the appointment of a successor Trustee.
So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Authority shall have delivered to the Trustee (i) an instrument appointing a successor Trustee, effective as of a date specified therein and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 11.16, the Trustee shall be deemed to have resigned as contemplated in this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (b) of Section 11.13 and such appointment shall be deemed to have been accepted as contemplated in Section 11.16, all as of such date, and all other provisions of this Article XI shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph. The Authority shall deliver any such instrument of appointment at the direction of the Company.
SECTION 11.12.     Removal of Trustee. The Trustee may be removed at any time by filing with the Trustee so removed, and with the Authority and the Company, an instrument or instruments in writing, appointing a successor, or an instrument or instruments in writing, consenting to the appointment by the Authority (at the direction of the Company) of a successor and accompanied by an instrument of appointment by the Authority (at the direction of the Company) of such successor, and in any event executed by Owners of not less than a majority in principal amount of the Bonds then Outstanding, such filing to be made by any Owner of a Bond or his duly authorized attorney.
SECTION 11.13.     Appointment of Successor Trustee. (XI) In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist and a successor may be appointed, and in case at any time the Trustee shall resign or be deemed to have resigned, then a successor may be appointed, by filing with the Authority and the Company an instrument in writing appointing such successor Trustee executed by Owners of not less than a majority in principal amount of Bonds then Outstanding. Copies of such instrument shall be promptly delivered by the Authority to the predecessor Trustee, to the Trustee so appointed and the Company.
(b)    Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized, the Authority shall appoint a successor Trustee as directed by the Company. After any appointment by the Authority, it shall cause notice of such appointment to be given by Mail or Electronic Means to all Owners of Bonds. Any new Trustee so appointed by the Authority shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided.
(c)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee.
SECTION 11.14.     Qualifications of Successor Trustee. Every successor Trustee (a) shall be a bank with trust powers or a trust company duly organized under the laws of the United States or any state or territory thereof authorized by law to perform all the duties imposed upon it by this Indenture and (b) shall have (or the parent holding company of which shall have) a combined capital stock, surplus and undivided profits of at least $100,000,000 if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.
SECTION 11.15.     Judicial Appointment of Successor Trustee. In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI within six (6) months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
SECTION 11.16.     Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Authority an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Authority shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 11.04 hereof, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.
SECTION 11.17.     Successor by Merger or Consolidation. Any corporation or association into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee hereunder shall be a party or any corporation or association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.
If, at the time any such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Bonds so authenticated; and if at that time, any of the Bonds shall not have been authenticated, such successor Trustee may authenticate such Bonds either in the name of any such predecessor hereunder or in the name of such successor; and, in all such cases, such certificate of authentication shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Bonds in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 11.18.     Standard of Care. Notwithstanding any other provisions of this Article XI, the Trustee shall, during the existence of an Event of Default of which the Trustee has actual notice, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent man would use and exercise under the circumstances in the conduct of his own affairs.

SECTION 11.19.     Notice to Owners of Bonds of Event of Default. If an Event of Default occurs of which the Trustee by Section 11.05 hereof is required to take notice and deemed to have notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance with Section 11.05 hereof, and any such Event of Default shall continue for at least two days after the Trustee acquires actual notice thereof, unless the Trustee shall have theretofore given a notice of acceleration pursuant to Section 10.01 hereof, the Trustee shall give notice by Mail or Electronic Means to all Owners of Outstanding Bonds.
SECTION 11.20.     Intervention in Litigation of the Authority. In any judicial proceeding to which the Authority is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by Owners of at least a majority in principal amount of the Bonds then Outstanding if permitted by the court having jurisdiction in the premises.
SECTION 11.21.     Credit Facilities. In making draws under the Credit Facility and disbursing the proceeds thereof, the Trustee is acting on behalf of the Bondholders and not as an agent of the Company or the Authority. Notwithstanding any other provision of this Indenture, when a Credit Facility is in effect, no resignation or removal of the Trustee shall be effective until such Credit Facility shall have been transferred to a successor Trustee in accordance with the terms of such Credit Facility.
SECTION 11.22.     Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. The Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to maintain its computer (hardware and software) services in good working order.
ARTICLE XII

THE REMARKETING AGENT
SECTION 12.01.     The Remarketing Agent. (XII) Upon the Conversion of the Bonds to an Interest Rate Mode requiring a Remarketing Agent, the Company shall appoint one or more Remarketing Agents. If, at any time, there is more than one Remarketing Agent (which term, as used hereinafter in this Section 12.01, means any one entity serving in the capacity of Remarketing Agent) hereunder, each such Remarketing Agent shall perform such of the duties of the Remarketing Agent hereunder as are set forth in a Remarketing Agreement with such Remarketing Agents and each such Remarketing Agent shall deliver to the Trustee a written instrument specifying, in the event of conflicting directions given by those Remarketing Agents to the Trustee, which set of directions shall be controlling for all purposes hereunder. Each

Remarketing Agent, by written instrument delivered to the Authority, the Trustee and the Company (which written instrument may be the Remarketing Agreement), shall accept the duties and obligations imposed on it under this Indenture, subject to the terms and provisions of the Remarketing Agreement, and shall become a party to a Remarketing Agreement.
(b)    In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Authority, the Trustee, the Credit Facility Issuer and the Company at all reasonable times.
(c)    At any time a Remarketing Agent may resign in accordance with the Remarketing Agreement. Any Remarketing Agent may be removed at any time in accordance with the Remarketing Agreement. Upon resignation or removal of a Remarketing Agent, the Company, and if the Remarketing Agent was not the same as the Credit Facility Issuer or under common control with the Credit Facility Issuer, with the consent of the Credit Facility Issuer, such consent not to be unreasonably withheld, shall either appoint a successor Remarketing Agent or authorize the remaining Remarketing Agent or Agents to act alone in such capacity, in which case all references in this Indenture to the Remarketing Agent shall mean the remaining Remarketing Agent or Agents. If the last remaining Remarketing Agent resigns or is removed, the Company shall appoint a successor Remarketing Agent. Any successor Remarketing Agent shall have combined capital, surplus and undivided profits of at least $50,000,000.
(d)    The Remarketing Agent may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Owners may be entitled to take with like effect as if the Remarketing Agent were not appointed to act in such capacity under this Indenture.
(e)    The Remarketing Agent, in its individual or any other capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as a depository, trustee or agent for any committee or body of Owners of Bonds secured hereby or other obligations of the Authority as freely as if it did not act in any capacity hereunder.
SECTION 12.02.     Notices. The Trustee shall, within twenty-five (25) days of the resignation or removal of a Remarketing Agent or the appointment of a Remarketing Agent of which it has received written notice, give notice thereof by Mail or Electronic Means to the Owners of the Bonds.
SECTION 12.03.     Several Capacities. Anything herein to the contrary notwithstanding, the same entity may serve hereunder as the Trustee and the Remarketing Agent and in any combination of such capacities to the extent permitted by law.
ARTICLE XIII

EXECUTION OF INSTRUMENTS BY OWNERS OF BONDS AND
PROOF OF OWNERSHIP OF BONDS

SECTION 13.01.     Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds or by an agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:
(b)    The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.
(c)    The ownership or former ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.09 hereof.
Nothing contained in this Article XIII shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of the same Bond or any Bond or Bonds issued in lieu thereof in respect of anything done by the Trustee or the Authority in pursuance of such request or consent.
ARTICLE XIV

MODIFICATION OF THIS INDENTURE AND THE LOAN AGREEMENT
SECTION 14.01.     Limitations. Neither this Indenture nor the Loan Agreement shall be modified or amended in any respect subsequent to the original issuance of the Bonds except as provided in and in accordance with and subject to the provisions of this Article XIV and Section 8.04 hereof.
The Trustee may, but shall not be obligated to, enter into any Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 14.02.     Supplemental Indentures without Owner Consent. The Authority and the Trustee may, from time to time and at any time, without the consent of or notice to the Owners of the Bonds, enter into Supplemental Indentures as follows:
(a)    to cure any formal defect, omission, inconsistency or ambiguity in this Indenture, provided, however, that such cure shall not materially and adversely affect the interests of the Owners of the Bonds;
(b)    to grant to or confer or impose upon the Trustee for the benefit of the Owners of the Bonds or any Credit Facility Issuer any additional rights, remedies,

powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed;
(c)    to add to the covenants and agreements of, and limitations and restrictions upon, the Authority in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Authority;
(d)    to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Receipts and Revenues of the Authority from the Loan Agreement or of any other moneys, securities or funds;
(e)    to authorize a different denomination or denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchange ability of Bonds of different denominations, redemptions of portions of Bonds of particular denominations and similar amendments and modifications of a technical nature;
(f)    to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;
(g)    to modify, alter, supplement or amend this Indenture in such manner as shall be necessary, desirable or appropriate in order to provide for or eliminate the registration and registration of transfer of the Bonds through a book entry or similar method, whether or not the Bonds are evidenced by certificates;
(h)    to make any amendments appropriate or necessary to provide for any Alternate Credit Facility;
(i)    to make any changes required by a Rating Agency in order to obtain or maintain a rating for the Bonds;
(j)    to make any changes in connection with a Conversion, including a Conversion to the Commercial Paper Rate;
(k)    in connection with any mandatory purchase of all of the Bonds or purchase of all the Bonds pursuant to Section 3.06, to modify this Indenture in any respect (even if such modification is adverse to the interests of the Bondholders) provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith and provided that arrangements are made to cause notice of such changes to be given to all owners of Bonds who purchase such Bonds on or after such mandatory purchase or purchase in lieu of redemption;

(l)    to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Owners and which does not involve a change described in clause (i), (ii), (iii) or (iv) of Section 14.03(a) hereof; and
(m)    to provide any additional procedures, covenants or agreements necessary or desirable to maintain the tax-exempt status of interest on the Bonds.
Before the Authority and the Trustee shall enter into any Supplemental Indenture pursuant to this Section 14.02, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Authority in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.
SECTION 14.03.     Supplemental Indentures with Consent of Owners. (XIV) Except for any Supplemental Indenture entered into pursuant to Section 14.02 hereof, subject to the terms and provisions contained in this Section 14.03 and Section 14.05 hereof and not otherwise, Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding which would be adversely affected thereby shall have the right from time to time to consent to and approve the execution and delivery by the Authority and the Trustee of any Supplemental Indenture deemed necessary or desirable by the Authority for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds then Outstanding which would be adversely affected thereby, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of or premium, if any, or interest on or purchase price of (without the consent of the Owner of the affected Bond) any Outstanding Bond, a reduction in the principal amount or redemption price of any Outstanding Bond or a change in the rate of interest thereon, or the purchase provisions of any Outstanding Bond (without the consent of the Owner of the affected Bond) or any impairment of the right of any Owner to institute suit for the payment of any Bond owned by it; provided, however, that revision of the redemption periods and redemption prices in accordance with the last paragraph of Section 3.01(a) when the Interest Rate Mode for Bonds is the Ten Year Call Term Rate, Five Year Call Term Rate or No Call Term Rate shall not be considered an amendment of or a supplement to this Indenture, or (ii) the creation of a claim or lien upon, or a pledge of, the Receipts and Revenues of the Authority from the Loan Agreement ranking prior to or on a parity with the claim, lien or pledge created by this Indenture (except as referred to in Section 11.04 hereof), or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or which is required, under Section 14.07 hereof, for any modification, alteration, amendment or supplement to the Loan Agreement.
(b)    If at any time the Authority shall request the Trustee to enter into any Supplemental Indenture for any of the purposes of this Section 14.03, the Trustee shall cause notice of the proposed Supplemental Indenture to be given by Mail or Electronic Means to all Owners of Outstanding Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners of Bonds.
(c)    Within two (2) years after the date of the first distribution of such notice, the Authority and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of Owners of Bonds and (ii) an opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will be valid and binding upon the Authority in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of the interest on the Bonds.
(d)    If Owners of not less than the percentage of Bonds required by this Section 14.03 shall have consented to and approved the execution and delivery thereof as herein provided, no Owner shall have any right to object to the execution and delivery of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Authority or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.
SECTION 14.04.     Effect of Supplemental Indenture. Upon the execution and delivery of any Supplemental Indenture pursuant to the provisions of this Article XIV, this Indenture shall be, and be deemed to be, modified, altered, amended or supplemented in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee and Owners of all Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications, alterations, amendments and supplements.
SECTION 14.05.     Consent of the Company or Credit Facility Issuer. (XIV) Anything herein to the contrary notwithstanding, any Supplemental Indenture under this Article XIV which affects any rights, powers, agreements or obligations of the Company under the Loan Agreement, or requires a revision of the Loan Agreement, shall not become effective unless and until the Company shall have consented to such Supplemental Indenture.
(b)    Anything herein to the contrary notwithstanding, any Supplemental Indenture under this Article XIV which affects any rights, powers, agreements or obligations of the Credit Facility Issuer under the Loan Agreement or this Indenture, or requires a revision of the Loan Agreement or this Indenture, shall not become effective unless and until the Credit Facility Issuer shall have consented to such Supplemental Indenture.
SECTION 14.06.     Amendment of Loan Agreement without Consent of Owners. Without the consent of or notice to the Owners of the Bonds, the Authority may enter into any Supplemental Loan Agreement, and the Trustee may consent thereto, as may be required (a) by the provisions of the Loan Agreement and this Indenture, (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, (c) to provide any additional procedures, covenants or agreements necessary or desirable to maintain the tax-exempt status of interest on the Bonds, or (d) in connection with any other change therein which is not materially adverse to the Owners of the Bonds; provided, however, that notwithstanding the foregoing, in connection with any mandatory purchase pursuant to Section 5.01(b) of all of the Bonds or any purchase in lieu of redemption pursuant to Section 3.06 of all of the Bonds, no consent of the Owners of the Bonds shall be required for any amendment to the Loan Agreement in any respect (even if such amendment is adverse to the interests of the Owners) provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith; provided, however, that notwithstanding the foregoing, the Authority and the Company may amend the Loan Agreement to make any changes without the consent of the Owners of the Bonds which may be required by a Rating Agency in order to obtain or maintain a rating for the Bonds. A revision of Exhibit A to the Loan Agreement shall not be deemed a Supplemental Loan Agreement for purposes of this Indenture.
Before the Authority shall enter into, and the Trustee shall consent to, any Supplemental Loan Agreement pursuant to this Section 14.06, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such Supplemental Loan Agreement is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Authority and the Company in accordance with its terms and will not, in and of itself, adversely affect the exclusion from gross income for federal tax purposes of interest on the Bonds.
SECTION 14.07.     Amendment of Loan Agreement with Consent of Owners. Except in the case of Supplemental Loan Agreements referred to in Section 14.06 hereof, the Authority shall not enter into, and the Trustee shall not consent to, any Supplemental Loan Agreement without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding which would be adversely affected thereby, given and procured as provided in Section 14.03 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding which would be adversely affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 5.01 of the Loan Agreement. If at any time the Authority or the Company shall request the consent of the Trustee to any such proposed Supplemental Loan Agreement, the Trustee shall cause notice of such proposed Supplemental Loan Agreement to be given in the same manner as provided by Section 14.03 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed Supplemental Loan Agreement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the Trustee for inspection by all Owners of the Bonds. The Authority may enter into, and the Trustee may consent to, any such proposed Supplemental Loan Agreement subject to the same conditions, and with the same effect, as provided by Section 14.03 hereof with respect to Supplemental Indentures.

SECTION 14.08.     Company as Owner. Anything herein to the contrary notwithstanding, for so long as the Company holds all Outstanding Bonds, any action that may be taken by the Owners of the Bonds may be taken by the Company.
SECTION 14.09.     Administrative Agent acting for Owners. During any Lender Rate Period for which an Administrative Agent is appointed, any action that is required to be taken or may be taken by Owners of the Bonds hereunder may be taken by the Administrative Agent acting alone.
ARTICLE XV

MISCELLANEOUS
SECTION 15.01.     Successors of the Authority. In the event of the dissolution of the Authority, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Authority, shall bind or inure to the benefit of the successors of the Authority from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Authority shall be transferred.
SECTION 15.02.     Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Authority, the Company, the Administrative Agent, the Credit Facility Issuer and the Trustee and their successors and assigns and the Owners of the Bonds any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Authority, the Company, the Credit Facility Issuer and the Trustee and their successors and assigns and the Owners of the Bonds.
SECTION 15.03.     Severability. In case any one or more of the provisions of this Indenture or of the Loan Agreement or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Loan Agreement or of such Bonds, and this Indenture and the Loan Agreement and such Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.
SECTION 15.04.     No Personal Liability of Authority Officials. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any director, official, officer, agent, or employee of the Authority in his individual capacity, and neither the members of the Board of Directors of the Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.
SECTION 15.05.     Bonds Owned by the Authority or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Authority or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Authority, the Company or such person owns all Bonds which are then Outstanding, determined without regard to this Section 15.05) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded; provided that Bonds delivered to the Trustee pursuant to Section 5.04(a)(ii) shall not be so disregarded. Upon the request of the Trustee, the Company and the Authority shall furnish to the Trustee a certificate identifying all Bonds, if any, actually known to either of them to be owned or held by or for the account of any of the above described persons, and the Trustee shall be entitled to rely on such certificate as conclusive evidence of the facts set forth therein and that all other Bonds are Outstanding for the purposes of such determination. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Authority or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
SECTION 15.06.     Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.
SECTION 15.07.     Governing Law. The laws of the State of Arizona shall govern the construction and enforcement of this Indenture and of all Bonds, except that the laws of the State of New York shall govern the construction and enforcement of the rights and duties of the Trustee hereunder and the construction of Section 15.09 hereof and the computation of any period of grace provided herein.
SECTION 15.08.     Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions or other communications by or to the Authority, the Company, the Trustee, the Remarketing Agent, the Credit Facility Issuer or the Rating Agencies pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: If to the Authority, c/o Ryley, Carlock & Applewhite PC, One North Central Avenue, Phoenix, Arizona 85004, Attention: William Wilder; if to the Company, 88 East Broadway Boulevard, Tucson, Arizona 85702, Attention: Treasurer; if to the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust Services; if to a Credit Facility Issuer, a the address designated by the Credit Facility Issuer upon delivery of the Credit Facility; if to Moody’s, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 Attn: Public Finance‑MSPG Surveillance Team; if to S&P, 55 Water Street, 41st Floor, New York, New York 10041‑0003, Attention: Structured Finance LOC Surveillance Group, with a copy by email to nyloc@standardandpoors.com; and if to the Remarketing Agent, at the address designated in the acceptance of appointment or engagement, which may be included in the Remarketing Agreement entered into by such Remarketing Agent with the Company. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder. Anything herein to the contrary notwithstanding, any notice required to be delivered hereunder may also be delivered by Electronic Notice.
SECTION 15.09.     Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, such payment may be made or act performed or right exercised on the next succeeding business day, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date. If the last day of any period of grace, as provided in this Indenture, shall be a Saturday, Sunday or a public holiday in the city in which is located the Principal Office of the Trustee, the last day of such period of grace shall be deemed to be the next succeeding business day.
SECTION 15.10.     Statutory Notice Regarding Cancellation of Contracts. As required by the provisions of Section 38-511, Arizona Revised Statutes, as amended, notice is hereby given that political subdivisions of the State of Arizona or any of their departments or agencies may, within three (3) years of its execution, cancel any contract, without penalty or further obligation, made by the political subdivisions or any of their departments or agencies on or after September 30, 1988, if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of the political subdivisions or any of their departments or agencies is, at any time while the contract or any extension of the contact is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.
The Trustee covenants and agrees not to employ as an employee, agent or, with respect to the subject matter of this Indenture, a consultant, any person actually known by the Trustee to be significantly involved in initiating, negotiating, securing, drafting or creating such Indenture on behalf of the Authority within three (3) years from the execution hereof, unless a waiver is provided by the Authority.
SECTION 15.11.     Rating Agency Notices. If the Company shall have delivered notice to the Trustee that the Bonds have been assigned a credit rating by a Rating Agency, thereafter, the Trustee shall give notice to such Rating Agency, at the address or addresses set forth in Section 15.08 hereof, of any of the following events of which it has actual knowledge or has received written notice:
(a)    a change in the Trustee;
(b)    a change in the Remarketing Agent;
(c)    the delivery, expiration, cancellation, renewal or substitution of the term of a Credit Facility;
(d)    the delivery of an Alternate Credit Facility;

(e)    any material amendment or supplement to the Indenture, the Loan Agreement, a Reimbursement Agreement or a Credit Facility;
(f)    any declaration of acceleration of the Bonds pursuant to Section 10.01;
(g)    payment or provision therefor of all the Bonds;
(h)    any Conversion of the Interest Rate Mode applicable to the Bonds or any change of any Term Rate Period; and
(i)    any other information that such Rating Agency may reasonably request in order to maintain the rating on the Bonds.
The Trustee shall have no liability to the Rating Agency or to any other Person if it shall fail to give such notice.

IN WITNESS WHEREOF, The Industrial Development Authority of the County of Apache has caused this Indenture to be executed by its Authorized Officer of the Authority and U.S. Bank Trust National Association has caused this Indenture to be executed on its behalf by its Vice President, all as of the day and year first above written.
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF APACHE

By:	/s/ John V. Lang Name: John V. Lang Title: Authorized Officer of the Authority
U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ William G. Keenan Name: William G. Keenan Title: Vice President

EXHIBIT A
(FORM OF BOND)
No. R-
The Industrial Development Authority of the County of Apache
Industrial Development Revenue Bond
2013 Series A
(Tucson Electric Power Company Springerville Project)
Maturity Date: April 1, 2032    Dated: November 14, 2013
[Cusip:]
Registered Owner:
Principal Amount:    Dollars
The Industrial Development Authority of the County of Apache, an Arizona nonprofit corporation designated as a political subdivision under the laws of the State of Arizona (the “Authority”), for value received, hereby promises to pay (but only out of Receipts and Revenues of the Authority from the Loan Agreement as such term is defined in the hereinafter defined Indenture) to the registered owner identified above (the “holder”) or registered assigns, on the maturity date set forth above, the principal amount set forth above and to pay (but only out of the Receipts and Revenues of the Authority from the Loan Agreement) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as provided in the Indenture of Trust, dated as of November 1, 2013 (the “Indenture”), between the Authority and U.S. Bank Trust National Association, as trustee (together with any successor trustee, the “Trustee”), except as the provisions set forth in the Indenture with respect to redemption, tender or acceleration prior to maturity may become applicable hereto.
All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
Interest payments on this Bond shall be made by the Trustee to the holder hereof as of the close of business on the Record Date with respect to each Interest Payment Date and shall be paid (i) by check drawn upon the Trustee and mailed to the Owners of such Bonds as of the close of business on the Record Date with respect to each interest payment date at the registered addresses of such Owners as they shall appear as of the close of business on such Record Date on the registration books maintained pursuant to the terms of the Indenture, notwithstanding the cancellation of this Bond upon any exchange or registration of transfer subsequent to such Record Date, except that if and to the extent that there should be a default on the payment of interest on this Bond, such defaulted interest shall be paid to the Owners in whose name this Bond (or any Bond or Bonds issued upon any exchange or registration of transfer thereof) is registered as of the close of business on a date selected by the Trustee in its discretion, but not more than fifteen (15) days or less than ten (10) days prior to the date of payment of such defaulted interest.
Notwithstanding the foregoing, upon request to the Trustee by an Owner of not less than $1,000,000 in aggregate principal amount of Bonds, interest on such Bonds and, after presentation and surrender of such Bonds, the principal thereof shall be paid to such Owner by wire transfer to the account maintained within the continental United States specified by such Owner or, if such Owner maintains an account with the entity acting as Trustee, by deposit into such account; provided that if the Interest Rate Mode is the Commercial Paper Rate, the Daily Rate or the Weekly Rate, interest payable on this Bond shall, at the written request of the registered owner, received by the Trustee at least one Business Day prior to the applicable Record Date (or on or one Business Day prior to an Interest Payment Date if the Interest Rate Mode is the Commercial Paper Rate), be payable to the registered owner in immediately available funds by wire transfer to a bank account of such registered owner within the United States or by deposit into a bank account maintained with the Trustee, in either case, to the bank account number of such owner specified in such written request and entered by the Trustee on the Bond Register; provided further, however, that if the Interest Rate Mode is the Commercial Paper Rate, interest on any Bond payable on the Interest Payment Date following the end of the Commercial Paper Rate Period shall be paid only upon presentation and surrender of such Bond at the Principal Office of the Trustee. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts. Principal of and premium, if any, on this Bond shall be payable to the Owners of this Bond upon presentation and surrender of this Bond at the Principal Office of the Trustee.
This Bond is one of the duly authorized The Industrial Development Authority of the County of Apache Industrial Development Revenue Bonds, 2013 Series A (Tucson Electric Power Company Springerville Project) (the “Bonds”) of the Authority, aggregating One Hundred Million Dollars ($100,000,000) in principal amount, issued under and pursuant to the Constitution and laws of the State of Arizona, particularly Title 35, Chapter 5, Arizona Revised Statutes, as amended (the “Act”), and the Indenture of Trust, dated as of November 1, 2013 (the “Indenture”), between the Authority and U.S. Bank Trust National Association, as trustee (together with any successor thereto, the “Trustee”). Pursuant to the Loan Agreement, dated as of November 1, 2013 (the “Loan Agreement”), between the Authority and Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona (the “Company”), the proceeds of the Bonds will be loaned to the Company and will be applied to refinance a portion of the costs of the acquisition, construction, improvement and equipping of the Facilities.
Neither Apache County, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds, and neither the Bonds, nor the premium, if any, or the interest thereon, shall be construed to constitute an indebtedness of Apache County, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever. The Bonds and the premium, if any, and the interest thereon are limited obligations of the Authority payable solely from the Receipts and Revenues of the Authority from the Loan Agreement and other moneys pledged therefor under the Indenture.
The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the “Receipts and Revenues of the Authority from the Loan Agreement”, which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the Trustee for the account of the Authority by the Company in respect of the loan payments, including all receipts of the Trustee which, under the provisions of the Indenture, reduce the amounts of such payments. The Authority has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the Authority under the Loan Agreement (other than its rights to indemnification and its administrative expenses and certain other rights).
The transfer of this Bond shall be registered upon the registration books kept at the Principal Office of the Trustee, at the written request of the Owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Owner or his duly authorized attorney.
In the manner provided in, and subject to the provisions of, the Indenture, the term of this Bond will be divided into consecutive Rate Periods during each of which this Bond shall bear interest at either the Lender Rate, the Commercial Paper Rate, the Daily Rate, the Weekly Rate, the Ten Year Call Term Rate, the Five Year Call Term Rate or the No Call Term Rate. The initial Rate Period for this Bond shall be a Lender Rate Period and during such initial Rate Period this Bond shall bear interest at a Lender Rate. The subsequent Rate Period(s) and interest rate(s) for this Bond shall be determined in accordance with the provisions of the Indenture.
The Bonds will be subject to optional, extraordinary optional and mandatory redemption prior to maturity, and to optional and mandatory tender for purchase and remarketing in certain circumstances, all as described in the Indenture.
If an Event of Default shall occur, the principal of all Bonds may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture.
The Bonds are issuable as fully registered bonds without coupons in the denominations prescribed by the Indenture.
This Bond is transferable or exchangeable for other authorized denominations by the holder hereof, in person or by its attorney duly authorized in writing, at the Principal Office of the Trustee, but only in the manner, subject to the limitations, including the limitations applicable during Lender Rate Periods, and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon any such transfer, a new fully registered Bond or Bonds, of an authorized denomination or authorized denominations and for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

The Authority, the Trustee and the Company may deem and treat the holder hereof as the absolute owner hereof for all purposes, and the Authority, the Trustee and the Company shall not be affected by any notice to the contrary.
The rights and obligations of the Authority, of the Company and of the holders of the Bonds may be modified or amended at any time in the manner, to the extent, and upon the terms provided in the Indenture, which provide, in certain circumstances, for modifications and amendments without the consent of, or prior notice to, the holders of the Bonds.
As provided in the Indenture and subject to certain limitations therein set forth, this Bond or any portion of the principal amount thereof will be deemed to have been paid within the meaning and with the effect expressed in the Indenture, and the entire indebtedness of the Authority in respect thereof shall be satisfied and discharged, if there has been irrevocably deposited with the Trustee moneys and/or Government Obligations as provided in the Indenture.
Reference is hereby made to the Indenture and the Loan Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Authority, the Company, the Trustee and the Owners of the Bonds. The Owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Loan Agreement.
The Indenture and this Bond shall be governed by and construed in accordance with the laws of the State of Arizona; provided, however, that the laws of the State of New York shall govern the construction and enforcement of the rights and duties of the Trustee under the Indenture, the construction of provisions in the Indenture related to payments or actions required on holidays and the computation of any period of grace provided for under the Indenture.
It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Act and by the Constitution and statutes of the State of Arizona and that the amount of this Bond, together with all other indebtedness of the Authority, does not exceed any limit prescribed by the Constitution or statutes of the State of Arizona.
This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.
IN WITNESS WHEREOF, the Authority has caused this Bond to be executed in its name and on its behalf by the facsimile signatures of the Authorized Officers of the Authority set forth below.
THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF APACHE

By:
    Authorized Officer of the Authority

By:
    Authorized Officer of the Authority

EXHIBIT B
COMPLETE AND SIGN THIS FORM FOR ORDINARY
REGISTRATION OF TRANSFER
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Please Insert Social Security Or Other Identifying Number of Assignee
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Please print or typewrite name and address including postal zip code of assignee
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this bond and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to register such transfer on the registration books in the principal office of the Trustee, with full power of substitution in the premises.
Dated:_______________ _______________________________________
NOTE: The signature on this assignment must correspond with the name as written on the face of this Bond in every particular, without alteration, enlargement or any change whatsoever.
[Form of DTC Legend]
[Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

B-1

EXHIBIT C
(FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
CERTIFICATE OF AUTHENTICATION
This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture.
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee
By: ____________________________________________
Authorized Signatory
Date of Authentication: ______________________

C-1